PEPPER, HAMILTON & SCHEETZ DRAFT

                                                                          9/3/97

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                  INTERNATIONAL DATA SERVICES OF NEW YORK, INC.

                                  DOCUNET INC.

                                       AND

                              IDS ACQUISITION CORP.

                             Dated September 9, 1997

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                                TABLE OF CONTENTS
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ARTICLE 1 - CERTAIN DEFINITIONS...................................................................................2

ARTICLE 2 - THE MERGER...........................................................................................10

         2.1.   Delivery and Filing of Articles of Merger........................................................10
         2.2.   Effective Time of the Merger.....................................................................10
         2.3.   Certificate of Incorporation, By-laws and Board of Directors of Surviving
                  Corporation....................................................................................10
         2.4.   Certain Information with Respect to the Capital Stock of the Company, Purchaser and Newco......................................................................................11
         2.5.   Effect of Merger.................................................................................11
         2.6.   Manner of Conversion.............................................................................12
         2.7.   Delivery of Shares...............................................................................12
         2.8.   Merger Consideration.............................................................................13
         2.9.   Delivery of Merger Consideration.................................................................15

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................16

         3.1.   Organization; Qualification; Good Standing.......................................................16
         3.2.   Authorization for Agreement......................................................................17
         3.3.   Capitalization; Subsidiaries and Affiliates......................................................17
         3.4.   Enforceability...................................................................................18
         3.5.   Matters Affecting Shares; Title to Shares........................................................18
         3.6.   Predecessor Status; etc..........................................................................18
         3.7.   Spin-off by the Company..........................................................................19
         3.8.   Legal Proceedings................................................................................19
         3.9.   Compliance with Laws.............................................................................19
         3.10.  Labor Matters....................................................................................20
         3.11.  Employee Benefit Plans...........................................................................21
         3.12.  Financial Statements.............................................................................23
         3.13.  Distributions....................................................................................24
         3.14.  Absence of Undisclosed Liabilities...............................................................24
         3.15.  Real Property....................................................................................24
         3.16.  Tangible Personal Property.......................................................................25
         3.17.  Contracts........................................................................................26
         3.18.  Insurance........................................................................................28
         3.19.  Proprietary Rights...............................................................................29
         3.20.  Environmental Matters............................................................................30
         3.21.  Permits..........................................................................................30
         3.22.  Regulatory Filings...............................................................................31

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         3.23.   Taxes and Tax Returns............................................................................31
         3.24.   Investment Portfolio.............................................................................33
         3.25.   Affiliate Transactions...........................................................................33
         3.26.   Accounts, Power of Attorney......................................................................33
         3.27.   Receivables......................................................................................33
         3.28.   Officers and Directors...........................................................................34
         3.29.   Corporate Records................................................................................35
         3.30.   Broker's or Finders..............................................................................35
         3.31.   Customers........................................................................................35
         3.32.   Investment Company...............................................................................35
         3.33.   Absence of Changes...............................................................................35
         3.34.   Accuracy and Completeness of Information.........................................................37

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   AND NEWCO......................................................................................37

         4.1.   Organization......................................................................................37
         4.2.   Authorization for Agreement.......................................................................37
         4.3.   Enforceability....................................................................................37
         4.4.   Litigation........................................................................................38
         4.5.   Registration Statement............................................................................38
         4.6.   Brokers or Finders................................................................................38
         4.7.   DocuNet Common Stock..............................................................................38

ARTICLE 5 - COVENANTS.............................................................................................38

         5.1.   Good Faith........................................................................................38
         5.2.   Approvals.........................................................................................38
         5.3.   Cooperation; Access to Books and Records..........................................................39
         5.4.   Duty to Supplement................................................................................40
         5.5.   Information Required For Purchaser Financing Transactions.........................................40
         5.6.   Performance of Conditions.........................................................................41
         5.7.   Conduct of Business...............................................................................41
         5.8.   Negative Covenants................................................................................42
         5.9.   Exclusive Negotiation.............................................................................44
         5.10.  Public Announcements..............................................................................45
         5.11.  Amendment of Schedules............................................................................45
         5.12.  Cooperation in Preparation of Registration Statement..............................................45
         5.13.  Examination of Final Financial Statement..........................................................47
         5.13A. Audit Opinion.....................................................................................47

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         5.14.  Lock-Up Agreements...............................................................................47
         5.15.  Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the
                  "Hart-Scott Act")..............................................................................48
         5.16.  Reorganization Status............................................................................48

ARTICLE 6 - CONDITIONS PRECEDENT TO CLOSING......................................................................48

         6.1.  Conditions Precedent to the Purchaser and Newco's Obligations.....................................48
         6.2.  Conditions Precedent to Company's and Seller's Obligations........................................51

ARTICLE 7 - CLOSING..............................................................................................53

ARTICLE 8 - CONFIDENTIALITY AND COVENANT NOT TO COMPETE..........................................................53

         8.1.  Confidentiality...................................................................................53
         8.2.  Covenant Not To Compete...........................................................................54
         8.3.  Specific Enforcement; Extension of Period.........................................................55
         8.4.  Disclosure........................................................................................56
         8.5.  Interpretation....................................................................................56
         8.6.  Seller's Acknowledgment...........................................................................56

ARTICLE 9 - SURVIVAL.............................................................................................57

         9.1.  Survival of Representations, Warranties, Covenants and Agreements.................................57
         9.2.  [Intentionally omitted]...........................................................................57
         9.3.  Underwriter's Benefit.............................................................................57

ARTICLE 10 - INDEMNIFICATION.....................................................................................58

         10.1.  Sellers' Indemnification.........................................................................58
         10.1A. No Indemnification of Projected Information......................................................58
         10.2.  Purchaser's Indemnification......................................................................59
         10.3.  Payment; Procedure for Indemnification...........................................................59
         10.4.  Equitable Contribution Under the Securities Act..................................................61
         10.5.  Exclusiveness of Indemnification.................................................................62
         10.6.  Limitations on Indemnification...................................................................62
         10.7.  Value of DocuNet Common Stock....................................................................63

ARTICLE 11 - TERMINATION AND REMEDIES............................................................................63

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         11.1.  Termination......................................................................................63
         11.2.  Effect of Termination............................................................................63

ARTICLE 12 - POST-CLOSING COVENANTS..............................................................................64

         12.1.  Maintenance and Access to Records................................................................64
         12.2.  Disclosure.......................................................................................64

ARTICLE 13 - TRANSFER RESTRICTIONS...............................................................................65

         13.1.  Transfer Restrictions............................................................................65

ARTICLE 14 - SECURITIES LAWS REPRESENTATIONS.....................................................................65

         14.1.  Compliance with Law..............................................................................66
         14.2.  Economic Risk; Sophistication....................................................................66

ARTICLE 15 - REGISTRATION RIGHTS.................................................................................67

         15.1.  Piggyback Registration Rights....................................................................67
         15.2.  Registration Procedures..........................................................................67
         15.3.  Underwriting Agreement...........................................................................67
         15.4.  Availability of Rule 144.........................................................................68
         15.5.  Survival.........................................................................................68

ARTICLE 16 - MISCELLANEOUS.......................................................................................68

         16.1.  Notices..........................................................................................68
         16.2.  No Third Party Beneficiaries.....................................................................69
         16.3.  Schedules........................................................................................69
         16.4.  Expenses.........................................................................................69
         16.5.  Further Assurances...............................................................................70
         16.6.  Entire Agreement; Amendment......................................................................70
         16.7.  Section and Paragraph Titles.....................................................................70
         16.8.  Binding Effect...................................................................................70
         16.9.  Counterparts.....................................................................................70
         16.10. Severability.....................................................................................71
         16.11. Governing Law....................................................................................71

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                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 9th day of September, 1997, by and among DocuNet INC., a Pennsylvania corporation ("Purchaser"), IDS ACQUISITION CORP., a Pennsylvania corporation ("Newco"), INTERNATIONAL DATA SERVICES OF NEW YORK, INC., a New York corporation (the "Company"), and MITCHELL J. TAUBE AND ELLEN F. ROTHSCHILD-TAUBE (individually, a "Seller", and together, the "Sellers"). The Sellers are the only stockholders of the Company.

                           WHEREAS, Newco is a corporation duly organized and
                  existing under the laws of the Commonwealth of Pennsylvania, having been incorporated on solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of Purchaser, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania;

                           WHEREAS, the respective Boards of Directors of Newco
                  and the Company (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the Company merge with and into Newco pursuant to this Agreement and the applicable provisions of the laws of the Commonwealth of Pennsylvania and the State of New York;

                           WHEREAS, Purchaser is entering into other separate
                  agreements substantially similar to this Agreement (the "Other Agreements"), with each of the other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional document management and related services companies;

                           WHEREAS, this Agreement, the Other Agreements and the
                  Initial Public Offering of DocuNet Common Stock (as defined herein) constitute the "DocuNet Plan of Reorganization;"

                           WHEREAS, in consideration of the agreements of the
                  Potential Founding Companies (as defined herein) pursuant to the Other Agreements, the Board of Directors of the Company has approved this Agreement as part of the DocuNet Plan of Reorganization in order to transfer the capital stock of the Company to Purchaser;

                           WHEREAS, the parties hereto intend for the merger
                  transaction contemplated herein to qualify as a reorganization under Section 368(a)(1)(A) of the Code and Section 368(a)(2)(D).

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                  IN CONSIDERATION of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

                  1.1. Accounts shall have the meaning set forth in Section
3.26.

                  1.2. Adverse Claims shall mean, with respect to any asset, any security interests, liens, encumbrances, pledges, trusts, charges, proxies, conditional sales, title retention agreements, rights under any Contracts, liabilities and any other burdens of any nature whatsoever attached to or adversely affecting such asset.

                  1.2A. Adjusted Current Liabilities shall have the meaning set forth in Section 2.8(b).

                  1.3. Affiliate shall mean: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, bothers-in-law, and sisters-in-law of the Person specified. For purposes of this definition and without limitation to the previous sentence, (x) "control" of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person owning more than ten percent (10%) or more of the voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

                  1.4.    [Intentionally omitted.]

                  1.5. Affiliate Transaction shall have the meaning set forth in
Section 3.25.

                  1.6. Articles of Merger shall mean those Articles or Certificates of Merger with respect to the Merger substantially in the forms attached as Annex I hereto or with such other changes therein as may be required by applicable state laws.

                  1.7. Balance Sheet Date shall mean June 30, 1997.

                  1.7A. Base Purchase Price shall have the meaning set forth in
Section 2.8.

                  1.8. Business shall mean the business of the Company or any of its Subsidiaries as conducted as of the date hereof.

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                  1.9.    Capitalization Table shall mean the capitalization
table set forth in Section 2.7.

                  1.10. Cash Purchase Price shall have the meaning set forth in
Section 2.9.

                  1.11. Claim Notice shall have the meaning set forth in Section 10.3(c).

                  1.12. Closing shall have the meaning set forth in Article 7.

                  1.13.  [Intentionally omitted.]

                  1.14. Closing Date shall mean the date on which the Closing actually takes place.

                  1.15. Closing Balance Sheet shall mean the balance sheet delivered by the Company to the Purchaser as of the date immediately prior to the Closing Date in accordance with Section 3.12(d).

                  1.16.  [Intentionally omitted.]

                  1.17. Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

                  1.18. Common Stock shall mean the common stock, no par value per share, of the Company.

                  1.19. Confidential Information shall mean (i) with respect to any party to this Agreement or any Affiliate of such party or any Potential Founding Company, all financial, technical, commercial or other information, including but not limited to information, materials, documents, financial reports, business plans and marketing data that relate to the business, strategies or operations of the parties hereto or a Potential Founding Company, disclosed or otherwise made available by such party, such Affiliate or Potential Founding Company (the "Discloser") to another party, affiliate or Potential Founding Company (the "Recipient") in connection with the transactions contemplated by this Agreement and (ii) each of the terms, conditions and other provisions contained in this Agreement and in the agreements or documents to be delivered pursuant to this Agreement. Notwithstanding the preceding sentence, the definition of Confidential Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (ii) is possessed in writing by the Recipient at the time of disclosure to such Recipient, (iii) is contained in the Registration Statement on Form S-1 to be filed by Purchaser in connection with the Initial Public Offering or (iv) is disclosed to a party or Potential Founding Company by any Person other than a party to this Agreement or a Potential Founding Company; provided, that the party to whom such disclosure has been made does not have actual knowledge that such Person is prohibited from disclosing such information (either by reason of contractual, or legal or fiduciary duty or obligation). For the purposes hereof,

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public domain shall not include disclosure of information to a Potential
Founding Company or (except as otherwise provided herein) to any other person in connection with the transactions contemplated hereby.

                  1.20. Consents shall mean any consents, waivers, approvals, authorizations, certifications or exemptions from any Person or under any Contract or Requirement of Law, as applicable.

                  1.21. Constituent Corporations has the meaning set forth in the second recital of this Agreement.

                  1.22. Contracts shall mean, with respect to any Person, any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral, to which such Person is, or such Person's properties are, bound.

                  1.23. Credit Acts shall mean (i) the Fair Debt Collection Practices Act, 16 U.S.C. ss.1692, et. seq., the Fair Credit Reporting Act, 16 U.S.C. ss.1681 et. seq., and any other provision of the Consumer Credit Protection Act, in each case, together with the rules and regulations promulgated thereunder, (ii) the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, 15 U.S.C. ss.6101 et. seq., together with the rules and regulations promulgated thereunder, (iii) the Telephone Consumer Protection Act of 1991, together with the rules and regulations promulgated thereunder, and
(iv) any Requirement of Law of any jurisdiction relating to the subject matter covered by any of the foregoing, all as amended and supplemented from time to time, or any successors thereto.

                  1.23A. Debt shall have the meaning set forth in Section
2.8(b).

                  1.24. DocuNet Common Stock shall mean the common stock, no par value per share, of Purchaser.

                  1.25. Effective Time of the Merger shall mean the time as of which the Merger becomes effective, which shall, in any case, occur on the Closing Date.

                  1.26. Employee Benefit Plan shall mean any deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by the Company or any ERISA Affiliate (including, without limitation, health insurance, life insurance and other benefit plans maintained for retirees) within the previous six plan years or with respect to which contributions are or were (within such six year period) made or required to be made by the Company or any ERISA Affiliate or with respect to which the Company has any liability.

                  1.27. Environmental Laws shall mean all Requirements of Law relating to pollution or protection of the environment (including, without limitation, ambient air, surface

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water, groundwater, land, or surface or subsurface strata) including, without limitation, Requirements of Law relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment and Requirements of Law relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any of the foregoing including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., and the rules and regulations promulgated thereunder, all as amended and supplemented from time to time, and together with any successors thereto. As used in this Agreement, the term "hazardous substances" shall have the meaning assigned to that term in CERCLA, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

                  1.28. Escrow Agent shall mean the individual or entity named as the Escrow Agent in the Escrow Agreement.

                  1.29. Escrow Agreement shall mean the Escrow Agreement between the Sellers, the Purchaser and the Escrow Agent to hold the Escrow Amount pursuant to the terms and conditions therein as referred to in Section 2.9, substantially in the form attached hereto as Exhibit A.

                  1.30. Escrow Amount shall have the meaning set forth in
Section 2.9(c).

                  1.31. ERISA shall mean the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

                  1.32. ERISA Affiliate shall mean any Person that is included with the Company in a controlled group or affiliated service group under Sections 414(b), (c), (m) or (o) of the Code.

                  1.33.  [Intentionally omitted.]

                  1.34. Financial Statements shall have the meaning set forth in
Section 3.12(a).

                  1.35. Founding Companies shall mean those Potential Founding Companies that enter into definitive acquisition or merger agreements or asset purchase agreements with the Purchaser in anticipation of a simultaneous acquisition by Purchaser and Initial Public Offering.

                  1.36. GAAP shall mean generally accepted accounting principles in the United States set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be generally recognized as the successors for the aforementioned; and shall also mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period unless

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specific exemption is noted in the financial statements where a change of accounting method, principle or presentation has occurred.

                  1.37. Governmental or Regulatory Authority shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

                  1.38. Indemnifiable Losses shall mean all liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses. Indemnifiable Losses shall include, without limitation, the actual costs paid in connection with an Indemnified Party's investigation and evaluation of any claim or right asserted against such Indemnified Party and all reasonable attorneys', experts' and accountants' fees, expenses and disbursements and court costs, including, without limitation, those incurred in connection with the Indemnified Party's enforcement of this Agreement and the indemnification provisions of Article 10 of this Agreement.

                  1.39. Indemnified Party shall have the meaning set forth in
Section 10.3(a).

                  1.40. Indemnifying Party shall have the meaning set forth in
Section 10.3(a).

                  1.41. Indemnity Notice shall have the meaning set forth in
Section 10.3(a).

                  1.42. Initial Public Offering shall mean the Purchaser's initial public offering of the Purchaser's common stock registered under the Securities Act.

                  1.43. Initial Public Offering Price shall mean the price to the public of the DocuNet Common Stock sold in the Initial Public Offering.

                  1.44. Intellectual Property shall mean all patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade names, registered copyrights, copyright rights and all intellectual, industrial or proprietary rights and trade secrets, technology and know-how relating to the Business, in each case together with any amendments, modifications and supplements thereto.

                  1.45. Interim Financial Statements shall have the meaning set forth in Section 3.12(b).

                  1.46. Inventory shall mean all inventory incremental or relating to, or used in connection with the Business including, without limitation, all supplies, work in process and finished goods.

                  1.47. IRS means the Internal Revenue Service or any successor organization thereto.

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                  1.48. Knowledge shall mean with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party's "knowledge," the actual knowledge of such party or of any officer or director of such party, or (i) in the case of any such officer or director, that knowledge that a reasonably prudent officer or director should have if such person duly performed his or her duties as an officer or director of such party or any of such party's Subsidiaries, or made reasonable and diligent inquiry and exercised due diligence with respect thereto, of the matter to which such qualification applies, and (ii) in the case of any of the Sellers, that knowledge that such Seller should have if such Seller made reasonable and diligent inquiry and exercised due diligence with respect thereto.

                  1.49. Legal Proceeding shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

                  1.50. Material Adverse Effect shall mean an effect which is or would be materially adverse to the Business and Properties (including Intellectual Property), the prospects for the Business, or the condition (financial or otherwise) or results of operation, of the Company.

                  1.51. Merger means the merger of the Company with and into Newco pursuant to this Agreement and the applicable provisions of the laws of the Commonwealth of Pennsylvania and other applicable state laws.

                  1.52.  [Intentionally omitted.]

                  1.53. Newco Stock shall mean the common stock, $.01 par value per share, of Newco.

                  1.54. Order shall mean any judgment, order, writ, decree, injunction or other determination whatsoever of any Governmental or Regulatory Authority or any other entity or body whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

                  1.55. PBGC means the Pension Benefit Guaranty Corporation or any successor organization thereto.

                  1.56. Permits shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to the Business of the Company or any of its Subsidiaries.

                  1.57. Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental or Regulatory Authority whatsoever.

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                  1.58. Potential Founding Company shall mean any person or
entity entering into a letter of intent with the Purchaser, or its Affiliates, to participate in the simultaneous acquisition by Purchaser and Initial Public Offering.

                  1.59. Pricing shall mean the determination by Purchaser and the Underwriters of the public offering price of the shares of DocuNet Common Stock in the Initial Public Offering.

                  1.59A. Pricing Date shall mean the date on which the Pricing takes place.

                  1.60. Property shall mean the Real Property, Intellectual Property and Tangible Personal Property of the Company.

                  1.61. Purchaser Financing Transaction shall mean the Initial Public Offering, any other offering by the Purchaser or any of its Subsidiaries of any securities, whether debt or equity, or any other financing or credit arrangement sought by the Purchaser or any of its Subsidiaries.

                  1.62. Purchaser's CAWCA Response Notice shall have the meaning set forth in Section 2.8.

                  1.63. Real Property shall mean all real property leased to the Company or any of its Subsidiaries.

                  1.64. Receivables shall have the meaning set forth in Section 3.27.

                  1.65. Regulatory Approvals shall mean all Consents from all Governmental or Regulatory Authorities.

                  1.66. Related Companies shall have the meaning set forth in
Section 8.2(a).

                  1.67. Requirement of Law shall mean, with respect to any Person, such Person's articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any, and any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, or any Order, to which, in each case, such Person or any of such Person's properties, operations, business or assets is bound or subject.

                  1.68. Restricted Area shall have the meaning set forth in
Section 8.2(a).

                  1.69. Restricted Business shall have the meaning set forth in
Section 8.2(a).

                  1.70. Restricted Period shall mean, with respect to each Seller, the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the date on which such Seller's employment with the Purchaser, if any, expires, is not renewed, or is otherwise terminated, and (ii) the fifth anniversary of the Closing Date, as such period may be extended pursuant to Section 8.3(b); provided that the reference to "fifth anniversary" in this

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clause (ii) shall be automatically changed to "fourth anniversary" if the average closing price of the DocuNet Common Stock during any 20-trading day period within the 60-day period prior to or following the date on which such Seller's employment with the Purchaser terminates is less than 50% of the Initial Public Offering Price (as adjusted proportionately for any stock splits, stock dividends or reverse stock splits).

                  1.71. Securities Act shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

                  1.72.  [Intentionally omitted].

                  1.73.  [Intentionally omitted].

                  1.74. Shares shall mean shares of Common Stock of the Company.

                  1.75. Stock Purchase Price shall have the meaning set forth in
Section 2.9.

                  1.76. Surviving Corporation shall mean Newco as the surviving party in the Merger.

                  1.77. Subsidiary shall mean, with respect to any Person, any Person of which securities or other ownership interests having ordinary voting power to select a majority of the board of directors or other persons serving similar functions are at the time directly or indirectly owned by such Person.

                  1.78. Tangible Personal Property shall have the meaning set forth in Section 3.16.

                  1.79. Taxes shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority, domestic or foreign (a "Taxing Authority") or (ii) any liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation ss.1.1502-6 or comparable Requirement of Law.

                  1.80. Tax Returns shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed with, or when none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority.

                  1.81. Trade Accounts Receivable shall mean, as of the applicable date, the Company's trade accounts receivable associated with the Business.

                  1.82. Underwriter shall have the meaning set forth for that term in Section 2(a)(11) of the Securities Act.

                  1.83. Unliquidated Indemnity Notice shall have the meaning set forth in Section 10.3(b).

                  1.84.  [Intentionally omitted.]

                  1.84A. Value shall have the meaning set forth in Section 2.8.

                                    ARTICLE 2

                                   THE MERGER

         2.1. Delivery and Filing of Articles of Merger. The Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of New York and stamped receipt copies of each such filing to be delivered to Purchaser on or before the Closing Date.

         2.2. Effective Time of the Merger. At the Effective Time of the Merger, the Company shall be merged with and into Newco in accordance with the Articles of Merger, the separate existence of the Company shall cease, Newco shall be the surviving party in the Merger and Newco is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

         2.3. Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

                  (i) the Certificate of Incorporation of Newco then in effect shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

                  (ii) the By-laws of Newco then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

                  (iii) the Board of Directors of the Surviving Corporation shall consist of the following persons: Bruce Gillis, Andy Bacas and David Utz. The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the Commonwealth of Pennsylvania and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

                  (iv) the officers of the Surviving Corporation shall be the persons set forth on Schedule 2.3 hereto, each of such officers to serve, subject to the provisions of the Certificate of

Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

         2.4. Certain Information with Respect to the Capital Stock of the Company, Purchaser and Newco. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the Company, Purchaser and Newco as of the date of this Agreement are as follows:

                  (i) as of the date of this Agreement, the authorized and outstanding capital stock of the Company is as set forth on Schedule 2.4 hereto;

                  (ii) immediately prior to the Closing Date, the authorized capital stock of Purchaser will consist of 40 million shares of DocuNet Common Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and10 million shares of preferred stock, no par value, of which no shares will be issued and outstanding;

                  (iii) as of the date of this Agreement, the authorized capital stock of Newco consists of 1,000 shares of Newco Stock, of which one hundred
(100) shares are issued and outstanding.

         2.5. Effect of Merger. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Pennsylvania Business Corporation Law and the law of the State of New York. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the Company shall be merged with and into the Newco, and Newco, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of the Company shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company and Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

         2.6. Manner of Conversion. The manner of converting the shares of (i) outstanding capital stock of the Company ("Company Stock") and (ii) Newco Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) DocuNet Common Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

         As of the Effective Time of the Merger:

                  (i) all of the shares of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) the right to receive the number of shares of DocuNet Common Stock provided in Section 2.9 hereof with respect to such holder and (2) the right to receive the amount of cash provided in Section 2.9 hereof with respect to such holder (collectively, the "Merger Consideration");

                  (ii) all shares of Company Stock that are held by the Company as treasury stock shall be canceled and retired and no shares of DocuNet Common Stock or other consideration shall be delivered or paid in exchange therefor; and

                  (iii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of Purchaser, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

         All DocuNet Common Stock received by the Sellers pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 13 and 14 hereof, have the same rights as all the other shares of outstanding DocuNet Common Stock. All voting rights of such DocuNet Common Stock received by the Sellers shall be fully exercisable by the Sellers and the Sellers shall not be deprived nor restricted in exercising those rights.

         2.7. Delivery of Shares. The Sellers shall deliver to Purchaser at the Closing the certificates representing Company Stock in the amount set forth opposite their name (with the appropriate pro rata percentage of aggregate Shares outstanding indicated) on the Capitalization Table on Schedule 2.7 attached hereto, duly endorsed in blank by the Sellers, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Sellers' expense, affixed and canceled. The Sellers agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

         2.8. Merger Consideration. As full consideration for the Merger and the Common Stock, the Purchaser shall pay and deliver or cause to be paid and delivered to the Sellers, in the manner set forth in this Section 2, the Merger Consideration, consisting of the Base Purchase Price (as hereinafter defined), less the Debt Adjustment (as hereinafter defined) and the Cash Adjustment (as hereinafter defined), on the terms and conditions set forth below:

                  (a) Base Purchase Price. The Base Purchase Price shall be Three Million Nine Hundred Thousand Dollars ($3,900,000) (the "Base Purchase Price"), subject to adjustments as set forth herein.

                  (b) Debt Adjustment. The Base Purchase Price shall be reduced, at Closing, by $1.00 for each $1.00 of Debt reflected on the Company's Closing Balance Sheet (the "Closing Debt Amount"). The Company's Debt shall mean all of the Company's liabilities, contingent or otherwise, except Adjusted Current Liabilities, in accordance with GAAP. The Company's Adjusted Current Liabilities shall mean all of the Company's liabilities which would be classified as current liabilities in accordance with GAAP, except current amounts of principal, interest or penalties due and owing: (i) under promissory notes or lines of credit to lending institutions, (ii) to an employee or an Affiliate of the Company, or the Sellers, (iii) to a lessor under a capital lease, or (iv) on account of Taxes or earned insurance premiums. Promptly following the Closing and in order to verify the accuracy of the adjustment made at the Closing, the Purchaser agrees to cause the internal accounting staff and the independent certified public accountant of the Purchaser (the "Accountants") to verify the Closing Debt Amount. The Accountants shall issue a report as to their determination of the Closing Debt Amount (the "Accountants' CDA Report") promptly after their determination of such amount and the Purchaser shall deliver the Accountants' CDA Report to the Sellers no later than sixty (60) days following the Closing Date. The determination of the Closing Debt Amount by the Accountants shall be conclusive and binding upon the parties hereto unless the Sellers shall object to the Accountants' CDA Report within fifteen (15) days following their receipt of the Accountants' CDA Report. The Sellers' objection, if any, to the Accountants' CDA Report (the "Sellers' CDA Objection") shall set forth in reasonable detail the Sellers' objection(s) to the Accountants' CDA Report and the Sellers' calculation of the Closing Debt Amount. Within ten (10) days after receipt of the Sellers' CDA Objection, the Purchaser will notify the Sellers whether it accepts or disputes the Sellers' adjustments, which notification shall set forth in reasonable detail the adjustments, if any, made by the Sellers which the Purchaser continues to dispute (the "Purchaser's CDA Response Notice"). If the Sellers do not object to the Accountants' CDA Report, or if the Purchaser agrees to accept the Sellers' adjustments to the Accountants' CDA Report, then the adjustment based on the then final Closing Debt Amount (the "Final Debt Amount"), if any, shall be paid by Sellers to the Purchaser in immediately available funds within five (5) business days of such acceptance. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Sellers shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value (as defined below) equal to such amount. The term "Value" in respect of a share of DocuNet Common Stock shall mean the lower of the Initial

Public Offering Price and the average closing price of the DocuNet Common Stock during the 20 trading- day period ending immediately prior to the applicable payment date. If the Sellers object to the Accountants' CDA Report as set forth above and the Purchaser does not accept the Sellers' proposed adjustments, then an independent accounting firm mutually satisfactory to the Sellers and the Purchaser shall be engaged to determine the amount of the Closing Debt Amount and the Final Debt Amount, based upon the calculations of the independent accountants, and any adjustments of Base Purchase Price based on the amount determined as provided above shall be paid to the Purchaser in immediately available funds within five (5) business days of the determination of such amount by such accounting firm. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Sellers shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent accountants with access to, and copies of, all books and records that they shall reasonably request. The Purchaser and the Sellers shall each bear one-half of all of the costs and expenses of such independent accounting firm, and if the parties hereto are unable to agree upon an independent accounting firm, the Sellers and the Purchaser will request that one be designated by the President of the Philadelphia office of the American Arbitration Association.

                  (c) Cash Adjustment. The Base Purchase Price shall be further reduced, at Closing, by $1.00 for each $1.00 that the Company's Cash (as hereinafter defined) is less than $35,000 on the Closing Date (the "Cash Amount"). The Company's Cash shall mean the Company's cash and cash equivalents. Promptly following the Closing, the Purchaser agrees to cause the Accountants to verify the amount of the Company's Cash as of the Closing Date (the "Closing Cash Amount"). The Accountants shall issue a report as to their determination of the Closing Cash Amount (the "Accountants' Cash Report") promptly after their determination of such amount and the Purchaser shall deliver the Accountants' Cash Report to the Sellers no later than sixty (60) days following the Closing Date. The determination of the Closing Cash Amount by the Accountants shall be conclusive and binding upon the parties hereto unless the Sellers shall object to the Accountants' Cash Report within fifteen (15) days following the receipt of the Accountants' Cash Report. The Sellers' objection, if any, to the Accountants' Cash Report (the "Sellers' Cash Objection") shall set forth in reasonable detail the Seller's objection(s) to the Accountants' Cash Report and the Sellers' calculation of the Closing Cash Amount. Within ten (10) days after receipt of the Sellers' Cash Objection, the Purchaser will notify the Sellers whether it accepts or disputes the Sellers' adjustments, which notification shall set forth in reasonable detail the adjustments, if any, made by the Sellers which the Purchaser continues to dispute (the "Purchaser's Cash Response Notice"). If the Sellers do not object to the Accountants' Cash Report, or if the Purchaser agrees to accept the Sellers' adjustments to the Accountants' Cash Report, then the adjustment based on the then final Closing Cash Amount (the "Final Cash Amount"), if any, shall be paid by Sellers to the Purchaser in immediately available funds within five (5) business days of such acceptance. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Sellers shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. If the Sellers object to the Accountants' Cash Report as set forth above and the Purchaser does not accept the Sellers' proposed adjustments, then an independent accounting firm mutually satisfactory to the Sellers and the Purchaser shall be engaged to determine the Closing Cash Amount and the Final Cash Amount, based upon the calculations of the independent accountants, and any adjustments of Base Purchase Price based on the amount discussed above shall be paid to the Purchaser in immediately available funds within five (5) business days of the determination of such amount by such accounting firm. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Sellers shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent accountants with access to, and copies of, all books and records that they shall reasonably request. The Purchaser and the Sellers shall each bear one-half of all of the costs and expenses of such independent accounting firm, and if the parties hereto are unable to agree upon an independent accounting firm, the Sellers and Purchaser will request that one be designated by the President of the Philadelphia office of the American Arbitration Association.

                  (d)      [Intentionally omitted.]

                  (e)      [Intentionally omitted.]

         2.9. Delivery of Merger Consideration. On the Closing Date the Sellers, who are the holders of all outstanding certificates representing shares of Company Stock, shall, upon surrender of such certificates, receive the Merger Consideration payable as follows:

                  (a) Cash Purchase Price. An aggregate amount equal to the Base Purchase Price less (i) the Stock Purchase Price and (ii) the reductions, if any, to be made at Closing pursuant to Sections 2.8(b) and 2.8(c), shall be payable at the Closing in cash to the Sellers ("Cash Purchase Price"). The specific amount of the Cash Purchase Price shall be payable to each of the Sellers by a check payable to the order of the applicable Seller, or a wire transfer to an account to be designated by such Seller in writing not less than three (3) business days prior to the Closing, such method of payment to be determined in the sole discretion of Purchaser, in the individual amount for each Seller as indicated on Schedule 2.4 attached hereto.

                  (b) Stock Purchase Price. In addition, and subject to Section 2.9(c), a number of shares of DocuNet Common Stock equal to (i) $2,145,000 (the "Stock Purchase Price") divided by (ii) the Initial Public Offering Price shall be issued at Closing to Sellers in the individual amount for each Seller as indicated on Schedule 2.4 attached hereto.

                  (c) Delivery into Escrow. Notwithstanding the foregoing, a number of shares of DocuNet Common Stock equal to (i) $195,000 divided by (ii) the Initial Public Offering Price, shall be delivered at Closing to the Escrow Agent pursuant to the Escrow Agreement (the "Escrow Amount"), in the individual amount for each Seller as indicated on Schedule 2.4 attached hereto. The Escrow Amount shall be available to fund (but shall not be the sole source of funding) any obligations of Sellers under this Agreement pursuant to the terms of the Escrow Agreement; provided, however, if the amount of cash plus the value of the shares of DocuNet Common Stock (valued at the Initial Public Offering Price) in the Escrow Amount falls below $195,000 (the "Threshold Value") due to payment from the Escrow Amount pursuant to Section 2.8 hereof, the Sellers shall contribute additional cash or shares of DocuNet Common Stock to the Escrow Amount in an amount necessary so that the amount of cash plus the value of the shares of Common Stock (valued at the Initial Public Offering Price) in the Escrow Amount would equal the Threshold Value.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as set forth on the Disclosure Schedule delivered by the Company and Sellers to the Purchaser on the date hereof (the "Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company and the Sellers hereby, jointly and severally, represent and warrant to the Purchaser and Newco as follows:

                  3.1.  Organization; Qualification; Good Standing.

                           (a)      The Company and each of its Subsidiaries (i)
are corporations duly incorporated, validly existing and in good standing under the laws of the state of their respective incorporation or organization, (ii) have the power and authority to own and operate their respective properties and assets and to transact their respective Businesses and (iii) are duly qualified and authorized to do business and are in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon their respective Businesses, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise). Listed in the Disclosure Schedule is a true and complete list of all jurisdictions in which the Company or any of its Subsidiaries is qualified to do business.

                           (b)      There is no Legal Proceeding or Order
pending or, to the

knowledge of the Company or any of the Sellers, threatened against or affecting the Company or any of its Subsidiaries revoking, limiting or curtailing, or seeking to revoke, limit or curtail the Company's or any of its Subsidiaries' power, authority or qualification to own, lease or operate their respective properties or assets or to transact their respective Businesses.

                           (c)      True and complete copies of the Company's
and each of its Subsidiaries' articles or certificate of incorporation, bylaws and other constitutive documents are attached as part of the Disclosure Schedule. Except as set forth in the Disclosure Schedule, the minute books of the Company and each of its Subsidiaries, as heretofore made available to the Purchaser and Newco, are correct and complete in all material respects.

                  3.2.  Authorization for Agreement.

                           (a)      The Company.  The Company's execution,
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company: (i) are within the Company's corporate powers and duly authorized by all necessary corporate and shareholder action on the part of the Company and (ii) do not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority, (B) contravene, violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any Requirement of Law applicable to the Company or any of its properties or any Contract to which the Company or any of its properties is bound or subject or (C) result in the creation of any Adverse Claim on any of the Shares.

                           (b) Individual Sellers. Each Seller's execution,
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers (i) are within the powers and authority of each of the Sellers and (ii) do not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority, (B) except as set forth in the Disclosure Schedule, contravene, violate or constitute, with or without the passage of time or the giving of notice or both, a breach or default under, any Requirement of Law applicable any of them or any of their respective properties or any Contract to which any of them or any of their respective properties is bound or subject or (C) result in the creation of any Adverse Claim on any of the Shares.

                  3.3.  Capitalization; Subsidiaries and Affiliates.

                           (a) The Company. The authorized capital stock of the
Company consists of 200 shares of a single class of common stock, having a par value of no per share, of which 100 are issued and outstanding. All of the Shares are collectively owned by the Sellers as set forth in the Capitalization Table. The Company does not have any other authorized class or classes of securities of any kind, whether debt or equity. All of the Shares are validly issued, fully paid and non-assessable and have not been issued in violation of applicable securities laws or of any preemptive rights or other rights to subscribe for, purchase or otherwise acquire securities. The Company does not hold any shares of its capital stock in its treasury or otherwise, and no shares of the Company's capital stock are reserved by the Company for issuance.

                           (b) Subsidiaries. Attached as part of the Disclosure
Schedule is a complete and accurate list of all the Company's Subsidiaries, showing the percentage of Company's ownership or control of, as well as the identity of any other owners and the percentage of each such other owner's ownership of, the outstanding capital stock of, or other ownership interest in, each Subsidiary. The authorized capital stock of each Subsidiary currently consists of a single class of common stock, the number of authorized shares and par value of which are set forth opposite each such Subsidiary's name in the Disclosure Schedule. No Subsidiary has any other authorized class or classes of securities of any kind, whether debt or equity. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, is free of any Adverse Claims, and has not been issued in violation of applicable securities laws or of any preemptive rights or other rights to subscribe for, purchase or otherwise acquire securities. No Subsidiary holds any shares of its capital stock in its treasury or otherwise, and no shares of any Subsidiary's capital stock are reserved by such Subsidiary for issuance. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary owns or controls, directly or indirectly, any debt, equity or other financial or ownership interest in any other Person.

                           (c) Affiliates. Included in the Disclosure Schedule
is a complete and accurate list of all Persons (other than the Sellers or any of the Persons described in the first sentence of Section 1.3, subpart (iii)) that are Affiliates of the Company, detailing the nature of the relationship between the Company and each such Person that causes such Person to be an Affiliate of the Company.

                           (d) No Acquisitions. Since the Balance Sheet Date,
neither the Company nor any of its Subsidiaries has acquired, or agreed to acquire, whether by merger or consolidation, by purchase of equity interests or assets, or otherwise, any business or any other Person, or otherwise acquired, or agreed to acquire, any assets that are material, either individually or in the aggregate, to the Company and its Subsidiaries taken as a whole.

                           (e) No Other Securities. There are (i) no outstanding
subscriptions, warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities, whether debt or equity, of the Company or any of its Subsidiaries and (ii) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Company or of any of its Subsidiaries pursuant to any Requirement of Law applicable to the Company or any such Subsidiary, as applicable, or any Contract to which the Company or any such Subsidiary is a party or may otherwise be bound or subject.

                  3.4. Enforceability. This Agreement has been duly executed and delivered by the Company and each of the Sellers and constitutes the legal, valid and binding obligation of the Company and each of the Sellers, enforceable against each of them in accordance with its terms.

                  3.5. Matters Affecting Shares; Title to Shares. Each Seller has full legal and beneficial title to his or her Shares and has full power, right and authority to sell and deliver such Shares in accordance with this Agreement, free of any Adverse Claims. There are no existing agreements, subscriptions, options, warrants, calls, commitments, conversion rights or other rights of any character to purchase or otherwise acquire from any Seller at any time, or upon the happening of any event, any of the Shares.

                  3.6. Predecessor Status; etc. Included in the Disclosure
Schedule is a listing of all names of all predecessor companies for the past five years of the Company, including the names of any entities from whom the Company previously acquired material assets outside the ordinary course of business. Except as disclosed in the Disclosure Schedule, the Company has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

                  3.7. Spin-off by the Company. Except as set forth in the Disclosure Schedule, there has not been any sale, spin-off or split-up of material assets or subsidiaries of the Company or any other Affiliate, other than in the ordinary course of business, within the preceding two years.

                  3.8.  Legal Proceedings.

                           (a) Sellers. There is no Legal Proceeding or Order
pending against, or to the knowledge of any Seller, threatened against or affecting, any Seller or any of his or her properties or otherwise, that could adversely affect or restrict the ability of any Seller to consummate fully the transactions contemplated by this Agreement or that in any manner could draw into question the validity of this Agreement. None of the Sellers has knowledge of any fact, event, condition or circumstance that could reasonably be expected to give rise to the commencement of any Legal Proceeding or the entering of any Order against any of the Sellers that could adversely affect or restrict the ability of any Seller to consummate fully the transactions contemplated by this Agreement or that in any manner could draw into question the validity of this Agreement.

                           (b) The Company and Subsidiaries. The Disclosure
Schedule completely and accurately lists and fully describes all Orders outstanding against the Company or any of its Subsidiaries. In addition, the Disclosure Schedule completely and accurately lists and fully describes each pending, and, to the Company's or any of the Seller's knowledge, each threatened, Legal Proceeding that has been commenced, brought or asserted by (i) the Company or any of its Subsidiaries, as the case may be, against any Person or (ii) any Person against the Company or any of its Subsidiaries, as the case may be. Neither the Company nor any of the Sellers have knowledge of the existence of any fact, event, condition or circumstance that could reasonably be expected to give rise to the commencement of any Legal Proceeding or the entering of any Order against either the Company or any of its Subsidiaries by any Person.

                  3.9. Compliance with Laws. Each of the Company and its Subsidiaries is operating in compliance with all Requirements of Law applicable to it or any of its respective properties or to which the Company or any of its Subsidiaries or any of their respective properties is bound or subject including, without limitation, the Credit Acts. Except as set forth in the Disclosure Schedule, since January 1, 1992, neither the Company or any of its Subsidiaries nor any of the Sellers has received any notice from any Person concerning alleged violations of, or the occurrence of any events or conditions resulting in alleged noncompliance with, any Requirement of Law applicable to the Company or any of its Subsidiaries or any of their respective properties or to which the Company or any of its Subsidiaries or any of their respective properties is bound or subject including, without limitation, any of the Credit Acts. None of the Company, any of the Sellers, any of their respective Affiliates (other than a Person who is an Affiliate solely by virtue of clause
(iii) of the definition thereof), or any of such

Affiliates' respective Affiliates (other than a Person who is an Affiliate solely by virtue of clause (iii) of the definition thereof) has made any illegal kickback, bribe, gift or political contribution to or on behalf of any customer, or to any officer, director, employee of any customer, or to any other Person.

                  3.10.  Labor Matters.

                           (a) Included in the Disclosure Schedule is a complete
and accurate list of all consulting or similar Contracts to which the Company or any of its Subsidiaries is a party or may otherwise be bound or subject, and the compensation to which each consultant is entitled under its respective Contract. The Company and the Sellers have delivered or caused to be delivered to the Purchaser and Newco true and complete copies of all such Contracts, each of which is included in the Disclosure Schedule. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has increased the compensation payable to its consultants or the rate of compensation payable to its consultants. To the knowledge of the Company and the Sellers, no individuals retained by the Company or any of its Subsidiaries as an independent contractor or consultant would be reclassified by the IRS, the U.S. Department of Labor or any other Governmental or Regulatory Authority as an employee of the Company or of any of its Subsidiaries for any purpose whatsoever.

                           (b) Included in the Disclosure Schedule is a complete
and accurate list of the name of each employee of the Company and of each of its Subsidiaries, together with such employee's position or function, the rate of hourly, monthly or annual compensation (as the case may be) paid or to be paid to such employee in 1995, 1996 and, to the extent known, 1997, any accrued sick leave or pay or vacation and any incentive or bonus arrangement with respect to any such employee. Except as is set forth in the Disclosure Schedule, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has increased the compensation payable to its employees or the rate of compensation payable to its employees. The Disclosure Schedule also identifies those employees with whom the Company or any of its Subsidiaries has entered into an employment Contract or a Contract obligating the Company or any such Subsidiary to pay severance or similar payments to any employee. The Company and the Sellers have delivered or caused to be delivered to the Purchaser and Newco true and complete copies of such Contracts, all of which are attached to the Disclosure Schedule.

                           (c) To the knowledge of the Company or any of the
Sellers, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and no collective bargaining agreement covering any of such employees is currently being negotiated.

                           (d) There is no, and since January 1, 1992 there has
been no, work stoppage, strike, slowdown, picketing or other labor disturbance or controversy by or with respect to any of the employees of the Company or any of its Subsidiaries. In addition, no dispute with or claim against the Company relating to any labor or employment matter including, without limitation employment practices, discrimination, terms and conditions of employment, or wages and hours, is outstanding or, to either of the Company or the Sellers' knowledge, is threatened. There is no claim or petition pending before, and at no time since January 1, 1992 has there been, any claim or petition made to, any Governmental or Regulatory Authority including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission against the Company or any of its Subsidiaries with respect to any labor or employment matter.

                  3.11.  Employee Benefit Plans.

                           (a) The Disclosure Schedule sets forth a complete and
accurate list and description of each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company and the Sellers have delivered or caused to be delivered to the Purchaser and Newco true and complete copies of (i) the plan document, trust agreement and any other document governing such Employee Benefit Plan, (ii) the summary plan description, (iii) all Form 5500 annual reports and attachments, and (iv) the most recent IRS determination letter, if any, for such plan.

                           (b) Each of the Employee Benefit Plans has been
operated and administered in compliance with their respective terms and all applicable Requirements of Law including, without limitation, ERISA and the Code. The Company has not incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the PBGC in connection with any Employee Benefit Plan (or other class of benefits that the PBGC has elected to insure).

                           (c) Each Employee Benefit Plan that is intended to be
tax qualified under the Code is identified as such on the Disclosure Schedule attached to this Agreement. Each such Employee Benefit Plan has received, or the Company has applied for or will in a timely manner apply for, a favorable determination letter from the IRS stating that such Employee Benefit Plan meets the requirements of the Code and that any trust or trusts associated therewith are tax exempt under the Code.

                           (d) The Company does not maintain any "defined
benefit plan" covering employees of the Company or any of its Subsidiaries within the meaning of Section 3(35) of ERISA subject to Title IV of ERISA or any "Multiemployer Plan" within the meaning of Section 401(a)(3) of ERISA.

                           (e) All contributions and payments of insurance
premiums required to be made with respect to the Employee Benefit Plans including, without limitation, the payment of the applicable premiums on any insurance Contract funding an Employee Benefit Plan, have been fully paid in such a manner as not to cause any interest, penalties or other amounts that have not been satisfied or discharged to be assessed against the Company or any of its Subsidiaries with respect thereto.

                           (f) The Company has complied with the reporting and
disclosure requirements of ERISA applicable to the Employee Benefit Plans and the continuation coverage requirements of the Code and ERISA applicable to any of the Employee Benefit Plans.

                           (g) There has been no "prohibited transaction" or
"reportable event" within the meaning of the Code or ERISA within the last sixty
(60) months, or breach of fiduciary duty with respect to any of the Employee Benefit Plans that could subject the Purchaser, the Surviving Corporation, the Company or any of their respective Subsidiaries to any tax, penalty or other liability under the Code or ERISA.

                           (h) No Employee Benefit Plan has been terminated
within the past sixty (60) months. There are no Legal Proceedings or claims with respect to any of the Employee Benefit Plans (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course of business) pending or, to the knowledge of the Company or any of the Sellers threatened, and to the knowledge of the Company or any of the Sellers, there are no facts, events, conditions or circumstances that could give rise to any such Legal Proceeding or claim (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course).

                           (i) Neither the Company or any ERISA Affiliate has
ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

                           (j) No Employee Benefit Plan provides post retirement
medical benefits, post retirement death benefits or any post retirement welfare benefits of any fund whatsoever.

                           (k) There are no current or former employees of the
Company or any of its Subsidiaries who are on leave of absence under either of the Uniformed Services Employment or Reemployment Rights Act or the Family Medical Leave Act.

                           (l) None of the Company, any of its Subsidiaries, or
any of their respective officers, directors or significant employees (as such term is defined in Regulation S-K of the Securities Act), or any other Person has made any statement or communication or provided any materials to any employee or former employee of the Company of any of its Subsidiaries that provides for or could be construed as a contract, agreement or commitment by the Purchaser or any of its Affiliates to provide for any pension, welfare, or other employee benefit or fringe benefit plan or arrangement to any such employee or former employee, whether before or after retirement or separation or otherwise.

                           (m) The execution and delivery of this Agreement and
the consummation of the transactions contemplated by this Agreement will not result in any increase in or acceleration of any obligation or liability under any Employee Benefit Plan or to any employee or former employee of the Company or any of its Subsidiaries.

                  3.12.  Financial Statements.

                           (a) The Company and the Sellers have delivered or
caused to be delivered to the Purchaser and Newco a copy of the Company's consolidated balance sheets as of August 31, 1995 and 1996 and the related statements of operations, shareholders' equity and cash flows for the years then ended, together with all proper exhibits, schedules and notes thereto (collectively, the "Financial Statements"). A true and complete copy of the Financial Statements is attached to the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly represent the financial position of the Company and its Subsidiaries as of the date of such Financial Statements and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby.

                           (b) The Company and the Sellers have also delivered
or caused to be delivered to the Purchaser and Newco a true and complete copy of the Company's unaudited interim financial statements consisting of a consolidated balance sheet as of May 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the nine-month period then ended (collectively, the "Interim Financial Statements"). A true and complete copy of Interim Financial Statements is attached to the Disclosure Schedule. The Interim Financial Statements are in accordance with the books and records of the Company and its Subsidiaries, all of which have been maintained in accordance with good business practice and in the normal and ordinary course of business, were prepared in accordance with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments), and fairly present the financial position of the Company and its Subsidiaries as of the date thereof and the results of its operations and changes in shareholders' equity and cash flows for the periods covered thereby.

                           (c) Since the Balance Sheet Date, (i) the Company and
each of its Subsidiaries have operated, and each of the Sellers has caused the Company and each of its Subsidiaries to operate, their respective Businesses in the normal and ordinary course in a manner consistent with past practices, (ii) there has been no development, event, condition, or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect upon Company or any of its Subsidiaries, except as disclosed in the Disclosure Schedule, (iv) neither the Company nor any of its Subsidiaries has made or committed to make any capital expenditure or capital addition or betterments in excess of an aggregate of $10,000; and (v) neither the Company nor any of its Subsidiaries has made any gift or contribution (charitable or otherwise) to any Person (other than gifts made since the Balance Sheet Date which, in the aggregate, do not exceed $5,000).

                           (d) On the Closing Date, the Company and the Sellers
will also deliver or caused to be delivered to the Purchaser and Newco a true and complete copy of the Closing Balance Sheet. The Closing Balance Sheet will be in accordance with the books and records of the Company and its Subsidiaries, all of which have been maintained in accordance with good business practice and in the normal and ordinary course of business, and will be prepared in accordance with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments).

                  3.13. Distributions. The Disclosure Schedule completely and accurately lists and fully describes (i) all dividends, distributions, redemptions or payments declared, accrued, accumulated or made in respect to any of the Company's or any of its Subsidiaries' securities, whether debt or equity (including, without limitation, the Shares), since January 1, 1992, (ii) any other amounts paid or distributed since January 1, 1992 or required to be paid or distributed to any Person in respect of any ownership, indebtedness or other economic interest in the Company or any of its Subsidiaries, and (iii) any other amounts to which any Person is entitled to receive pursuant to any dividend or distribution right in respect of any such interest.

                  3.14. Absence of Undisclosed Liabilities. Except as and to the extent reflected on, or fully reserved against in, the balance sheet of the Company and its Subsidiaries at May 31, 1997 including, without limitation, all notes thereto, prepared in accordance with GAAP (the "Company Balance Sheet"), neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether direct or indirect, matured or unmatured, contingent or otherwise, except for liabilities or obligations that were incurred consistently with past business practice in or as a result of the normal and ordinary course of business since May 31, 1997.

                  3.15.  Real Property.

                           (a) Neither the Company nor any of its Subsidiaries
owns any real property. The Disclosure Schedule contains a complete and accurate list of all the locations of all Real Property leased by the Company or any of the Subsidiaries and the name and address of the lessor and, if a Person different than such lessor, the manager thereof. The Company and the Sellers have delivered or caused to be delivered to the Purchaser and Newco true and complete copies of all Contracts (including, without limitation, all leases and all management, service, supply, security, maintenance and similar Contracts, and all attornment Contracts, subordination Contracts or similar Contracts, and all other Contracts affecting or relating to the use and quiet and peaceful enjoyment of the Real Property) to which the Company or any of its Subsidiaries is a party or is otherwise bound or subject, and, in each case, all amendments thereof, which relate to or affect any of the Real Property. Except for the leases pertaining to the Real Property identified in and attached to the Disclosure Schedule, none of the Sellers, the Company or any of its Subsidiaries is a party to any Contract that commits or purports to commit the Company or any of its Subsidiaries to purchase or otherwise acquire or lease any real property including, without limitation, the Real Property.

                           (b) Each Contract relating to or affecting the Real
Property (i) is in full force and effect, (ii) affords the Company or such Subsidiary, as the case may be, peaceful, undisturbed and exclusive possession of the applicable Real Property, (iii) is free of all Adverse Claims, and (iv) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto.

                           (c) The Company and each of its Subsidiaries has
performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Real Property and is not in default or breach thereof. In addition, no party to any such Contract (i) has provided any notice to the Company or any of its Subsidiaries of its intent to terminate or not renew any such Contract, (ii) to the knowledge of the Company and the Sellers, has threatened to terminate or not renew any such Contract or (iii) is, to the knowledge of the Company and the Sellers, in breach or default under any provision thereof, and, to the knowledge of the Company and the Sellers, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

                           (d) The Real Property is (i) in good condition and
repair and there has been no damage, destruction or loss to any of the Real Property that remains unremedied to date (ordinary wear and tear excepted) and
(ii) suitable to carry out each of the Company's and its Subsidiaries' respective Business as conducted thereon.

                           (e) There are no condemnation, appropriation or other
proceedings involving any taking of the Real Property pending, or to the knowledge of the Company or any of the Sellers, threatened, against any of the Real Property.

                           (f) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not
(i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Real Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed rent or payments under any such Contract or (iii) result in the creation or imposition of any Adverse Claim upon the Company or any of its Subsidiaries or any of their respective assets under the terms of any such Contract.

                           (g) The Disclosure Schedule indicates a summary
description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any Real Property, the lease of Real Property or acquisition of new businesses, with respect to which the Company or any Subsidiary has made any expenditure in the two-years prior to the date of this Agreement in excess of $10,000, or which if pursued by the Company would require additional expenditures of capital in excess of $10,000.

                  3.16.  Tangible Personal Property.

                           (a) The Company and each of its Subsidiaries owns or
leases all such properties as are presently used in the conduct of their respective Businesses and operations. The Company and the Sellers have delivered or caused to be delivered to the Purchaser and Newco true and complete copies of all material Contracts (including, without limitation, leases and service, supply, maintenance and similar Contracts) to which the Company and any of its Subsidiaries is a party or is otherwise bound or subject, and all amendments thereto, which relate to or affect any of the tangible personal property owned, possessed or used by the Company or any of its Subsidiaries (the "Tangible Personal Property"). A complete and accurate list of all such Contracts is set forth in, and true and complete copies of such Contracts are attached to, the Disclosure Schedule. Except (i) for those assets disposed of in the normal and ordinary course of business since the Balance Sheet Date,
(ii) with respect to Tangible Personal Property that is leased or rented by the Company or any of its Subsidiaries, and (iii) as otherwise set forth on the Disclosure Schedule, the Company and each such Subsidiary, as the case may be, has good and valid title to all of its Tangible Personal Property, including all items of Tangible Personal Property reflected on the Company Balance Sheet, free of all Adverse Claims.

                           (b) Since the Balance Sheet Date, neither the Company
nor any of its Subsidiaries has incurred or suffered any material physical damage, destruction, theft or loss of their respective tangible items of material personal property, whether owned or leased. All material Tangible Personal Property including, without limitation, all computer hardware and software (including all operating and application systems), is in good working order, condition and repair and suitable to carry out each of the Company's and its Subsidiaries' respective Businesses as conducted therewith.

                           (c) Each Contract relating to or affecting the
Tangible Personal Property (i) is in full force and effect, (ii) affords the Company or such Subsidiary, as the case may be, peaceful, undisturbed and exclusive possession of the applicable Tangible Personal Property, (iii) is free of all Adverse Claims and (iv) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto.

                           (d) The Company and each of its Subsidiaries has
performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Tangible Personal Property and is not in default or breach thereof. In addition, no party to any such Contract (i) has provided any notice to the Company or any of its Subsidiaries of its intent to terminate or not renew any such Contract, (ii) to the knowledge of the Company and the Sellers, has threatened to terminate or not renew any such Contract or
(iii) is, to the knowledge of the Company and the Sellers, in breach or default under any provision thereof, and, to the knowledge of the Company and the Sellers, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

                           (e) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not
(i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Tangible Personal Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed rent or payments under any such Contract or (iii) result in the creation or imposition of any Adverse Claim upon the Company or any of its Subsidiaries or any of their respective assets under the terms of any such Contract.

                  3.17.  Contracts.

                           (a) Attached to the Disclosure Schedule is a complete
and accurate list of each Contract described below to which either the Company or any of its Subsidiaries or any of their respective properties is party or is otherwise bound or subject:

                           (i) each Contract with the Company's or any of its
Subsidiaries', as applicable, customers (but only if such customers are among the Company's twenty-five highest, in terms of dollar value of purchases, for the twelve-month period ending on the Balance Sheet Date), dealers, brokers, value added resellers or vendors (but only if such vendors are among the Company's twenty-five highest, in terms of dollar value of sales, for the twelve-month period ending on the Balance Sheet Date);

                           (ii) any Contract that creates a partnership or a
joint venture or arrangement that involves a sharing of profits (whether through equity ownership, Contract or otherwise) with any other Person;

                           (iii) any Contract that purports to or has the effect
of limiting either the Company's or any such Subsidiaries' right to engage in, or compete with any Person in, any business;

                           (iv) any Contract involving a pledge or encumbering
of either Company's or any of its Subsidiaries' assets or the incurrence by either Company or any of its Subsidiaries of liabilities (other than liabilities to render services to customers in the ordinary course of business) in any one transaction or series of related transactions in excess of $10,000, or that extend beyond one year from the date of this Agreement;

                           (v) any material Contract pursuant to which either
the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed any indebtedness other than for trade indebtedness incurred in the normal and ordinary course of the Business;

                           (vi) any Contract not made in the normal and ordinary
course of the applicable Company's or Subsidiary's Business; and

                           (vii) any Contract that either (y) does not fit
within one of the foregoing categories described in (i) through (vi) above or
(z) is not otherwise identified in the Disclosure Schedule and that would be required by Item 601(b)(10) of Regulation S-K promulgated under the Securities Act to be attached as an exhibit to any registration statement on Form S-1 filed by either the Company or any of its Subsidiaries under the Act if the Company were to file such a registration statement under the Act on the date on which this representation and warranty is made.

                           (b) Each material Contract to which the Company or
any of its Subsidiaries or any of their respective properties is a party or is otherwise bound or subject (i) is valid and binding on each of the parties thereto in accordance with its terms, (ii) was made in the normal and ordinary course of the Business, and (iii) except as set forth in the Disclosure Schedule, contains no provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to operate their respective Businesses.

                           (c) No party to any material Contract to which the
Company or any of its Subsidiaries or any of their respective properties is a party or is otherwise bound or subject (i) has provided any notice to the Company or any of its Subsidiaries of its intent to terminate or withdraw its participation in any such Contract, (ii) has, to the knowledge of the Company and the Sellers, threatened to terminate or withdraw from participation in any such Contract or (iii) is, to the knowledge of the Company and the Sellers, in breach or default under any provision thereof, and, to the knowledge of the Company and the Sellers, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

                           (d) Except as set forth in the Disclosure Schedule,
no Consent of any party to any material Contract to which the Company or any of its Subsidiaries or any of their respective properties is a party or is otherwise bound or subject is required in connection with the transactions contemplated by this Agreement.

                           (e) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not
(i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any material Contract to which the Company or any of its Subsidiaries or any of their respective properties is a party or is otherwise bound or subject, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Contract or (iii) result in the creation or imposition of any Adverse Claim upon the Company or any of its Subsidiaries or any of their respective assets under the terms of any such Contract.

                  3.18. Insurance. Attached to the Disclosure Schedule is a complete and accurate list of all insurance policies held by the Company and by each of its Subsidiaries identifying all of the following for each such policy:
(i) the type of insurance; (ii) the insurer; (iii) the policy number; (iv) the applicable policy limits, (v) the applicable periodic premium; and (vi) the expiration date. Each such insurance policy is valid and binding and is and has been in effect since the date of its issuance. All premiums due thereunder have been paid, and neither the Company nor any of its Subsidiaries has received any notice of any increase in premiums or of any cancellation, non-renewal or termination in respect of any such policy. None of the Company or any of its Subsidiaries are in default under any such policy in any respect. To the knowledge of the Company or any of the Sellers, no such insurer is the subject of insolvency proceedings. Neither the Company nor the Person to whom any such insurance policy has been issued has received notice that any insurer under any policy referred to in the Disclosure Schedule is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Each of the Company and its Subsidiaries has notified its insurance carriers of all litigation and claims and facts which could reasonably be expected to give rise to a claim, all of which are disclosed in the Disclosure Schedule (including worker's compensation claims). The liability insurance maintained by the Company is and has at all times prior to the date of this Agreement been on an "occurrence" basis.

                  3.19.  Proprietary Rights.

                           (a) Attached to the Disclosure Schedule is a complete
and accurate list and full description of each item of the Company's and each of its Subsidiaries Intellectual Property together with, in the case of registered Intellectual Property: the (i) applicable registration number; (ii) filing, registration, issue or application date; (iii) record owner; (iv) country; (v) title or description; and (vi) remaining life. In addition, the Disclosure
Schedule identifies whether each item of Intellectual Property is owned by the Company or any of its Subsidiaries or possessed and used by the Company or such Subsidiary under any Contract. The Intellectual Property constitutes valid and enforceable rights and does not infringe or conflict with the rights of any other Person; provided that to the extent the foregoing relates to Intellectual Property used but not owned by the Company, such representation and warranty is given solely to the knowledge of the Company and the Sellers.

                           (b) There is neither pending, nor to the Company's or
any of the Seller's knowledge, threatened, any Legal Proceeding against the Company or any of its Subsidiaries contesting the validity or right of the Company or any such Subsidiary to use any of the Intellectual Property, and neither the Company nor any such Subsidiary has received any notice of infringement upon or conflict with any asserted right of others nor, to the Company's and the Seller's knowledge, is there a basis for such a notice. To the Company's and the Seller's knowledge, no Person, is infringing the Company's or any of its Subsidiaries rights to the Intellectual Property.

                           (c) Except as otherwise provided in the Disclosure
Schedule, neither the Company nor any of its Subsidiaries has any obligation to compensate others for the use of any Intellectual Property. In addition, except as otherwise provided on the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted any license or other right to use, in any manner, any of the Intellectual Property, whether or not requiring the payment of royalties.

                           (d) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not
(i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Intellectual Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Contract or (iii) result in the creation or imposition of any Adverse Claim upon the Company or any of its Subsidiaries or any of their respective assets under the terms of any such Contract.

                  3.20.  Environmental Matters.

                           (a) The Company and each of its Subsidiaries, and the
operation of each of their respective Businesses is and has been in compliance with all applicable Environmental Laws.

                           (b) There have occurred no and there are no events,
conditions, circumstances, activities, practices, incidents, or actions on the part of, or caused by, the Company (or, to the knowledge of the Company and the Sellers, caused by a third party) that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, Order or action involving or relating to the Company or any of its Subsidiaries, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance or wastes.

                           (c) To the knowledge of the Company and the Sellers,
there is no asbestos contained in or forming a part of any building, structure or improvement comprising a part of any of the Real Property. To the knowledge of the Company and the Sellers, there are no polychlorinated biphenyls (PCBs) present, in use or stored on any of the Real Property. To the knowledge of the Company and the Sellers, no radon gas or the presence of radioactive decay products of radon are present on, or underground at any of the Real Property at levels beyond the minimum safe levels for such gas or products prescribed by applicable Environmental Laws.

                  3.21.  Permits.

                           (a) The Company, each of its Subsidiaries, and each
of their respective employees, independent contractors and agents has obtained and holds in full force, and the Disclosure Schedule sets forth a complete and accurate list of, all Permits that are necessary or advisable for the operation of their respective Businesses. Neither the Company, any of its Subsidiaries nor any such employee, independent contractor or agent is in noncompliance with the terms of any such Permit.

                           (b) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not
(i) result in or give to any Person any right of termination, non-renewal, cancellation, acceleration or modification in or with respect to any such Permit, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Permit or (iii) result in the creation or imposition of any Adverse Claim upon the Company or any of its Subsidiaries or any of their respective assets under the terms of any Permit.

                           (c) Except as set forth in the Disclosure Schedule,
there is no Order outstanding against the Company or any of its Subsidiaries, nor is there now pending, or to the Company's or any of the Sellers' knowledge, threatened, any Legal Proceeding, which could adversely affect any Permit required to be obtained and maintained by the Company or any of its Subsidiaries.

                           3.22. Regulatory Filings. The Company and each of its
Subsidiaries has filed all registrations, filings, reports, or submissions that are required by any Requirement of Law. All such filings were made in compliance with applicable Requirements of Law when filed and no deficiencies have been asserted by any Governmental or Regulatory Authority with respect to such filings and submissions that have not been finally resolved.

                  3.23.  Taxes and Tax Returns.

                           (a) The Company and each of its Subsidiaries has duly
and timely filed all Tax Returns. Each such Tax Return is true, accurate and complete. The Company and each of its Subsidiaries has paid in full all Taxes for the period covered by such Tax Return. All Taxes not yet due and payable have been withheld or reserved for or, to the extent that they relate to periods on or prior to the date of the Company Balance Sheet, are reflected as a liability thereon.

                           (b) The Company and each of its Subsidiaries has
complied with all applicable Requirements of Law relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 and 1442 of the Code, or similar provisions under any foreign Requirements of Law) and have, within the time and in the manner prescribed by applicable Requirements of Law, withheld from employee wages and paid over, in a timely manner, to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable law.

                           (c) No deficiency for any Taxes has been asserted or
assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full or fully reserved for and identified on the Company Balance Sheet and, to the knowledge of the Company and the Sellers, no deficiency for any Taxes has been proposed that has not been fully reserved for and identified on the Company Balance Sheet. Neither the Company nor any of its Subsidiaries has received any outstanding and unresolved notices from the IRS or any other Taxing Authority of any proposed examination or of any proposed change in reported information relating to the Company or any such Subsidiary. Except as set forth in the Disclosure Schedule (which sets forth the nature of the proceeding, the type of Tax Return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no Legal Proceeding or audit or similar foreign proceedings is pending with regard to any of the Company's or any of its Subsidiaries' Taxes or Tax Returns.

                           (d) No waiver or comparable consent given by the
Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor, to the knowledge of the Company and the Sellers, is any request for any such waiver or consent pending.

                           (e) There are no liens or encumbrances of any kind
for Taxes upon any assets or properties of the Company or any of its Subsidiaries other than for Taxes not yet due and payable.

                           (f) Neither the Company nor any of its Subsidiaries
has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                           (g) Neither the Company nor any of its Subsidiaries
is a party to any Contract providing for the allocation or sharing of Taxes. Neither of the Company nor any of its Subsidiaries has made any election under
Section 341(f) of the Code.

                           (h) Neither the Company nor any of its Subsidiaries
has agreed to make, nor is any of them required to make, any adjustment under
Section 481(a) of the Code for any period ending after the Closing Date by reason of a change in accounting method or otherwise and neither the Company nor any of its Subsidiaries has any knowledge that the IRS has proposed such adjustment or change in accounting method.

                           (i) None of the assets of the Company or any of its
Subsidiaries is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                           (j) Neither the Company nor any of its Subsidiaries
is a party to any venture, partnership, Contract or arrangement under which it could be treated as a partner for federal income tax purposes.

                           (k) Neither the Company nor any of its Subsidiaries
has a permanent establishment located in any tax jurisdiction other than the United States, nor are any of them liable for the payment of Taxes levied by any jurisdiction located outside the United States.

                           (l) Other than in respect of a period for which a Tax
is not yet due, no state of facts exists or has existed that would constitute grounds for the assessment of any Tax liability with respect to a period that has not been audited by the IRS or any other Taxing Authority.

                           (m) No power of attorney has been granted by the
Company or any of its Subsidiaries with respect to any matter relating to Taxes that is currently in force.

                           (n) Neither the Company nor any of its Subsidiaries
is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                           (o) Neither the Company nor any of its Subsidiaries
is a party to any Contract or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

                           (p) All transactions that could give rise to an
understatement of federal income tax (within the meaning of Section 6662 of the Code or any predecessor provision thereof) have been adequately disclosed on the Tax Returns required in accordance with Section 6662(d)(2)(B) of the Code or any predecessor provision thereto.

                           (q) No election under Code ss.338 (or any
predecessory provisions) has been made by or with respect to the Company or any of its Subsidiaries or any of their respective assets or properties.

                           (r) No indebtedness of the Company or any of its
Subsidiary is "corporate acquisition indebtedness" within the meaning of Code ss.279(b).

                  3.24. Investment Portfolio. Except as set forth in the Disclosure Schedule attached to this Agreement, the Company's and each of its Subsidiaries investment portfolio consists solely of investments in one or more of the following: (i) interest bearing deposit accounts (including certificates of deposit) that are insured by the Federal Deposit Insurance Corporation, (ii) direct obligations of the United States of America with a maturity not greater than one year, (iii) short term money market funds or (iv) commercial paper of any corporation organized under the laws of any State of the United States or any bank organized or licensed to conduct a banking business under the laws of the United States or any State thereof having the highest short-term rating given by Moody's Investor's Services, Inc. and Standard and Poor's Corporation.

                  3.25. Affiliate Transactions. The Disclosure Schedule lists and fully describes each Contract, transaction or series of transactions, whether written or oral (other than for the compensation arrangements described in the Disclosure Schedule under Section numbers 3.10, 3.11 and 3.28, pursuant to which the Company or any of its Subsidiaries is, or, at any time during the previous five (5) years has been, a party or otherwise bound with any Affiliate of any Seller, the Company, any Subsidiary of the Company (an "Affiliate Transaction"). Each Affiliate Transaction has been entered into the normal and ordinary course of the Business.

                  3.26. Accounts, Power of Attorney. The Disclosure Schedule completely and accurately states the names and addresses of each bank, financial institution, fund, investment or money manager, brokerage house and similar institution in which the Company or any of its Subsidiaries maintains any account (whether checking, savings, investment, trust or otherwise), lock box or safe deposit box (collectively, the "Accounts"), and the account numbers and name of the Persons having authority to affect transactions with respect thereto or other access thereto. The Disclosure Schedule also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any Subsidiary and a description of the terms of such power.

                  3.27. Receivables. Except as set forth in the Disclosure Schedule, since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has written-off, nor under GAAP is it appropriate to write off, any accounts receivable, notes receivable or other miscellaneous receivables owing to the Company or any of its Subsidiaries (the "Receivables").

All Receivables currently owing to the Company or any of its Subsidiaries are completely and accurately listed and aged in the Disclosure Schedule attached to this Agreement. The Receivables arose from bona fide transactions in the normal and ordinary course of business and reflect credit terms consistent with past practice. The Company and each of its Subsidiaries has good and valid title to their respective Receivables, free of all Adverse Claims. Neither the Company nor any of its Subsidiaries has sold, factored, securitized, or consummated any similar transaction with respect to any of its Receivables. Subject to proper reserves taken into account in accordance with GAAP as reflected on the Disclosure Schedule, each Receivable is fully collectable in the normal and ordinary course of business (i.e. without resort to litigation or assignment to a collection agency), and are not subject to any dispute, counterclaim, defense, set-off or Adverse Claim.

                  3.28.  Officers and Directors.

                           (a) The Disclosure Schedule accurately and completely
lists the names of the Company's and each of its Subsidiaries' respective directors, executive officers, and any of their respective significant employees (as such term is defined in Regulation S-K under the Securities Act) and the compensation payable to each of them to serve as such.

                           (b) Except as set forth on the Disclosure Schedule
attached to this Agreement, none of the Sellers or any of the current directors, current executive officers or current significant employees (as such term is defined in Section 3.28(a)) of either the Company or any of its Subsidiaries has, within the past five (5) years:

                           (i) (x) filed or had filed against him or her a
petition under the Federal bankruptcy laws or any state insolvency or similar law, or (y) had a receiver, conservator, fiscal agent or similar officer appointed by a court for the business, property or assets of such individual, or any partnership in which he or she was a general partner or any other Person of which he or she was a director or an executive officer or had a position having similar powers and authority at or within two (2) years of the date of such filing;

                           (ii) been convicted of, or pled guilty or no contest
to, any crime (other than traffic offenses and other minor offenses);

                           (iii) been named as a subject of any criminal Legal
Proceeding (other than for traffic offenses and other minor offenses);

                           (iv) been the subject of any Order or sanction
relating to an alleged violation of, or otherwise found by any Governmental or Regulatory Authority to have violated: (x) any Requirement of Law relating to securities or commodities, (y) any Requirement of Law respecting financial institutions, insurance companies, or fiduciary duties owed to any Person, (z) any Requirement of Law prohibiting fraud (including, without limitation, mail fraud or wire fraud);

                           (v) been the subject of any Order enjoining or
otherwise prohibiting him or her from engaging in any type of business activity; or

                           (vi) been the subject of any Order or sanction by (x)
a self-regulatory organization (as defined in Section 3(a)(26) of the Exchange
Act), (y) a contract market designated pursuant to Section 5 of the Commodity Exchange Act, as amended, or (z) any substantially equivalent foreign authority or organization.

                  3.29. Corporate Records. The Company's and each of its Subsidiaries' corporate books and records, minutes of the meetings of the stockholders or directors, stock books, corporate seal (if any) and any other similar books and records are complete and accurate.

                  3.30. Brokers or Finders. Except as set forth in the Disclosure Schedule, neither the Company, any of its Subsidiaries nor any of the Sellers has engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement, and no Person has or will have, as a result of the consummation of the transaction contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser, Newco or the Surviving Corporation for any commission, fee or other compensation as a finder or broker thereof on account of any action on the part of the Company, its Subsidiaries or the Sellers. Without degradation to any of the foregoing, the Company, its Subsidiaries and the Sellers are solely responsible for the payment of the commissions, fees and other compensation payable to the Person having any such right, interest or claim on account of any action on the part of the Company, its Subsidiaries or the Sellers, including, without limitation, the Persons identified on the Disclosure Schedule.

                  3.31. Customers. The Disclosure Schedule accurately and completely lists the names of the twenty-five largest customers (in terms of dollar value of purchases) of the Company and each of its Subsidiaries and details the Company's and each such Subsidiary's total revenue attributable to each such customer for the 1994, 1995 and 1996 fiscal years and the current fiscal year to date. Except as set forth in the Disclosure Schedule, there has been no adverse change in the Company's or any of its Subsidiaries' business relationship with any such customer that, in the aggregate, would have a Material Adverse Effect upon the Company or any such Subsidiary.

                  3.32. Investment Company. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time, or any successors thereto.

                  3.33. Absence of Changes. Since the Balance Sheet Date, except as set forth in the Disclosure Schedule there has not been with respect to the Company and any Subsidiary:

                                    (i)     any event or circumstance (either
                           singly or in the aggregate) which would constitute a Material Adverse Effect;

                                    (ii) any change in its authorized capital,
                           or securities outstanding, or ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                                    (iii) any declaration or payment of any
                           dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock, except any declaration of dividends payable by any Subsidiary to the Company;

                                    (iv) any increase in the compensation,
                           bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                                    (v) any work interruptions, labor grievances
                           or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

                                    (vi) any distribution, sale or transfer, or
                           any agreement to sell or transfer, any material assets, property or rights of any of its respective business to any person, including, without limitation, the Sellers and their affiliates, other than distributions, sales or transfers in the ordinary course of business to persons other than the Sellers and their affiliates;

                                    (vii) any cancellation, or agreement to
                           cancel, any material indebtedness or other material obligation owing to it, including without limitation any indebtedness or obligation of any Sellers or any affiliate thereof, other than the negotiation and adjustment of bills in the course of good faith disputes with customers in a manner consistent with past practice;

                                    (viii) any plan, agreement or arrangement
                           granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                                    (ix) any purchase or acquisition of, or
                           agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business;

                                    (x) any waiver of any of its material rights
                           or claims;

                                    (xi) any transaction by them outside the
                           ordinary course of their respective businesses; or

                                    (xii) any cancellation or termination of a
                           material Contract.

                  3.34. Accuracy and Completeness of Information. To the knowledge of the Company and the Sellers, all information furnished, to be furnished or caused to be furnished to the Purchaser and Newco by the Company or any of the Sellers with respect to the Sellers, the Company or any of its Subsidiaries for the purposes of or in connection with this Agreement, or any transaction contemplated by this Agreement is or, if furnished after the date of this Agreement, shall be true and complete in all material respects and does not, and, if furnished after the date of this Agreement, shall not, contain any untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO

         The Purchaser and Newco hereby, jointly and severally, represent and warrant to the Sellers and the Company as follows:

                  4.1. Organization. The Purchaser and Newco each is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a material adverse effect upon the Purchaser's or Newco's, as the case may be, businesses, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise). True and complete copies of the articles of incorporation and bylaws of Purchaser and Newco have been delivered to the Company and Sellers.

                  4.2. Authorization for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser and Newco (i) are within the Purchaser's and Newco's corporate powers and duly authorized by all necessary corporate action on the part of the Purchaser and Newco and (ii) do not (A) require any action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in this Agreement, (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or a default under, any Requirement of Law applicable to the Purchaser, Newco or any of their properties or any Contract to which they or any of their properties are bound, except filings and approvals in connection with the Initial Public Offering or (C) result in the creation of any Adverse Claim on any of the DocuNet Common Stock issuable as part of the Merger Consideration except as contemplated by Section 2.9(c).

                  4.3. Enforceability. This Agreement has been duly executed and delivered by the Newco and Purchaser and constitutes the legal, valid and binding obligation of the Purchaser and Newco, enforceable against the Purchaser and Newco in accordance with its terms.

                  4.4. Litigation. There is no Legal Proceeding or Order pending against or, to the knowledge of the Purchaser or Newco, threatened against or affecting, the Purchaser, Newco or any of their properties or otherwise that could adversely affect or restrict the ability of the Purchaser or Newco to consummate fully the transactions contemplated by this Agreement or that in any manner draws into question the validity of this Agreement.

                  4.5. Registration Statement. The Registration Statement on Form S-1 and any amendment thereto which is filed with the Securities and Exchange Commission in connection with the Initial Public Offering will have been prepared in all material respects in compliance with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein; provided, however, that insofar as the foregoing relates to information in the Registration Statement that relates to the Company, the Sellers or any of the other Founding Companies, such representation and warranty shall be deemed based on the knowledge of the Purchaser.

                  4.6. Brokers or Finders. The Purchaser has not engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement, and no Person has or will have, as a result of the consummation of the transaction contemplated by this Agreement, any right, interest or valid claim against or upon the Sellers for any commission, fee or other compensation as a finder or broker thereof on account of any action on the part of the Purchaser. Without degradation to any of the foregoing, the Purchaser is solely responsible for the payment of the commissions, fees and other compensation payable to any Person having any such right, interest or claim on account of any action on the part of the Purchaser.

                  4.7. DocuNet Common Stock. The shares of DocuNet Common Stock issuable as part of the Merger Consideration will, when issued, be validly issued, fully paid and non-assessable.

                                    ARTICLE 5

                                    COVENANTS

                  5.1. Good Faith. Each of the Company, the Sellers, Newco and the Purchaser shall perform each and every of their respective obligations under this Agreement and shall perform the transactions contemplated by this Agreement in good faith and in a commercially reasonable manner.

                  5.2. Approvals. Each of the Company, the Sellers, Newco and the Purchaser shall use their respective commercially reasonable best efforts to obtain all Regulatory Approvals and Consents from such other third parties including, without limitation, Consents required under any Contract or any Requirement of Law, that are necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement. Each of the Sellers shall use his or its commercially reasonable best efforts to cause the Company and all of its Subsidiaries to cooperate with the Purchaser to the fullest extent practicable in seeking to obtain all such Regulatory Approvals and Consents, and shall provide, and shall cause the Company and all

Subsidiaries to provide, such information and communications to all Governmental or Regulatory Authorities as they or the Purchaser may request from time to time in connection therewith. Nothing contained herein shall require either of the Company, Newco or the Purchaser to amend the provisions of this Agreement, to pay or cause any of their respective Affiliates to pay any money, or to provide or cause any of their respective Affiliates to provide any guaranty to obtain any such Regulatory Approvals or Consents.

                  5.3.  Cooperation; Access to Books and Records.

                           (a) The Company will, and each of the Sellers will
and will cause the Company and each of its Subsidiaries to, cooperate with the Newco and the Purchaser in connection with the transactions contemplated by this Agreement and any Purchaser Financing Transaction, including, without limitation, cooperating in the determination of which Regulatory Approvals and Consents are required or advisable to be obtained prior to the Closing Date. Until the Closing Date, the Company will, and each of the Sellers will and will cause the Company and each of its Subsidiaries to, afford to the Purchaser, Newco and their agents, legal advisors, accountants, auditors, commercial and investment banking advisors and other authorized representatives, agents and advisors reasonable access to all of the properties and books and records of the Company or any of its Subsidiaries (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Purchaser and Newco to make such investigation and examination of the business and properties of the Company and any of its Subsidiaries as the Purchaser or Newco, in its discretion, shall deem necessary, appropriate or desirable. Any such investigation, access and examination shall be conducted upon reasonable prior notice under the circumstances. The Company will, and each of the Sellers will cause the Company and each of its Subsidiaries to, cause each of their respective directors, officers, employees and representatives, including, without limitation, their respective counsel and accountants, to cooperate fully with the Purchaser and Newco, in connection with such investigation, access and examination. The results of such investigation and examination is for the Purchaser and Newco's sole benefit, and shall not (i) impair or reduce any representation or warranty made by the Company or the Sellers in this Agreement, (ii) relieve the Company or any Seller from its or his or her obligations with respect to such representations and warranties (including, without limitation, the Sellers' obligations under Article 10), or
(iii) mitigate the Company's and the Sellers' obligations to otherwise disclose all material facts to the Purchaser and Newco with respect to the Company, each of its Subsidiaries and their respective Businesses.

                           (b) The Purchaser will cooperate with the Company and
Sellers in connection with the transactions contemplated by this Agreement and any Purchaser Financing Transaction, including, without limitation, cooperating in the determination of which Regulatory Approvals and Consents are required or advisable to be obtained prior to the Closing Date. Until the Closing Date, the Purchaser will afford to the Company, Sellers and their agents, legal advisors and accountants reasonable access to all of the properties and books and records of the Purchaser (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Company and Sellers to make such investigation and examination of the business and properties of the Purchaser and any of its Subsidiaries as the Company and Sellers, in its discretion, shall deem necessary, appropriate, or desirable. Without limiting the foregoing, any such access will include the right of the Company and Sellers to review each agreement entered into by the Purchaser with the other Founding Companies and their shareholders. Any such investigation, access and examination shall be conducted upon reasonable prior notice under the circumstances. Purchaser will cause each of its directors, officers, employees and representatives, including, without limitation, its counsel and accountants, to cooperate fully with the Company and Sellers, in connection with such investigation, access and examination. The results of such investigation and examination is for the Company's and Sellers' sole benefit, and shall not (i) impair or reduce any representation or warranty made by the Purchaser in this Agreement, (ii) relieve the Purchaser from its obligations with respect to such representations and warranties (including, without limitation, the Purchaser's obligations under Article 10), or (iii) mitigate the Purchaser's obligations to otherwise disclose all material facts to the Company and the Sellers with respect to the Purchaser.

                  5.4.  Duty to Supplement.

                           (a) Promptly upon the Company's or any Seller's
discovery of the occurrence of any development, event, circumstance or condition that, individually or in the aggregate, may have a Material Adverse Effect upon the Shares, or the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries, the Sellers shall, and shall cause the Company or the applicable Subsidiary to, as the case may be, notify the Purchaser and Newco of such development, event, circumstance or condition. In the event that the Purchaser or Newco receives such notice or otherwise discovers the fact of any such development, event, circumstance or condition, the Purchaser or Newco shall be entitled, in its sole discretion, to terminate this Agreement within ten (10) days after so discovering without further obligation or liability upon the delivery of written notice to the Sellers to that effect; provided, however, that before Purchaser or Newco may exercise its termination right, it must afford the Company and Sellers the opportunity to cure the matter giving rise to the termination right (but for no longer than five days following the date Purchaser notifies the Company or Seller of its intent to terminate) unless, in the judgement of the managing underwriter of the Initial Public Offering, any such cure period might adversely affect the Initial Public Offering.

                           (b) Promptly upon the Company's or any Seller's
discovery of any fact, event, condition or circumstance that causes any representation or warranty made by the Company or the Sellers to the Purchaser and Newco in this Agreement to become untrue or inaccurate at any time after the date of this Agreement, the Sellers shall, and shall cause the Company and its Subsidiaries to, notify the Purchaser of such fact, event, condition or circumstance.

                  5.5. Information Required For Purchaser Financing Transactions. The Company shall and shall cause its Subsidiaries to, and each of the Sellers shall and shall cause the Company and its respective Subsidiaries to, furnish the Purchaser and Newco with the following information:

                           (a) the Company's audited consolidated balance sheet
as of August 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the year then ended, together with all proper exhibits, schedules and notes thereto, audited by Arthur Andersen LLP, all of which shall be prepared in accordance with GAAP consistently applied with prior periods and shall present fairly the financial position of the Company and its Subsidiaries for the year then ended and the results of operations and changes in shareholders' equity and cash flows for the period covered thereby;

                           (b) any unaudited interim financial statements
requested by the Purchaser, Newco or any Underwriter to be included in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, relating to any Purchaser Financing Transaction, all of which shall (i) be in accordance with the books and records of the Company maintained in accordance with good business practice and in the normal and ordinary course of business, (ii) be prepared in accordance with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments), (iii) present fairly the financial position of the Company and its Subsidiaries as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby, and (iv) include comparable interim financial statements for the prior year period; and

                           (c) such other written information with respect to
themselves as the Purchaser, Newco or any Underwriter may reasonably deem necessary, desirable or appropriate in connection with any Purchaser Financing Transaction or the preparation of any registration statement, prospectus, document or other item relating thereto.

                  5.6. Performance of Conditions. The Company, each of the Sellers, Newco and the Purchaser shall, and each of the Sellers shall cause the Company and each of its Subsidiaries to, take all reasonable steps necessary or appropriate and use all commercially reasonable efforts to effect as promptly as practicable the fulfillment of the conditions required to be obtained that are necessary or advisable for the Sellers, Newco and the Purchaser to consummate the transactions contemplated by this Agreement including, without limitation, all conditions precedent set forth in Article 6.

                  5.7. Conduct of Business. During the period of time from and after the date of this Agreement to the Closing Date, the Company shall, and each of the Sellers shall cause the Company and each of its Subsidiaries to, operate their respective Businesses in the normal and ordinary course in a manner consistent with past practice including, without limitation, to do the following:

                           (a) to carry on the Company's and each such
Subsidiary's Business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                           (b) to maintain the Company's and each such
Subsidiary's corporate existence and all Permits, bonds, franchises and qualifications to do business;

                           (c)      to comply with all Requirements of Law;

                           (d) to use its commercially reasonable best efforts
to preserve intact the Company's and each such Subsidiary's business relationships with its agents, customers, employees, creditors and others with whom the Company or each such Subsidiary has a business relationship;

                           (e) to preserve the Company's and each such
Subsidiary's assets, properties and rights (including, without limitation, those held under leases, the Intellectual Property and Accounts) necessary or advisable to the profitable conduct of their respective Businesses;

                           (f) to pay when due all Taxes lawfully levied or
assessed against the Company or any such Subsidiary, as the case may be, before any penalty or interest accrues on any unpaid portion thereof and to file all Tax Returns when due (including after applicable extensions); provided that no such payment shall be required which is being contested in good faith and by proper proceedings and for which appropriate reserves as may be required by GAAP have been established;

                           (g) to maintain in full force and effect all policies
of insurance adequate (both in terms of coverage and amount of coverage) to insure against risks as are customarily and prudently insured against by companies of established repute engaged in the same or a similar business;

                           (h) to perform all material obligations under all
Contracts to which the Company or any such Subsidiary is a party or by which it or its properties are bound or subject;

                           (i) to maintain present debt and lease instruments
and not enter into new or amended debt or lease instruments over Ten Thousand Dollars ($10,000), without the knowledge and consent of the Purchaser, which consent shall not be unreasonably withheld; and

                           (j) to collect accounts receivable in a manner
consistent with past practices.

                  5.8. Negative Covenants. During the period from and after the date of this Agreement until the Closing Date, the Company shall not, and each of the Sellers shall not cause the Company or any of its Subsidiaries to do, and shall not permit the Company or any such Subsidiary to do, directly or indirectly, any of the following without the express prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

                           (a) make or adopt any changes to or otherwise alter
the Company's or any such Subsidiary's certificate or articles of incorporation, by-laws or any other governing or constitutive documents;

                           (b) purchase or enter into any Contract or commitment
to purchase or lease any real property;

                           (c) grant any salary increase or permit any advance
to any director, officer or employee or enter into any new, or amend or otherwise alter, any Employee Benefit Plan, or any employment or consulting Contract, or any Contract providing for the payment of severance;

                           (d) other than in the ordinary course of business,
make any borrowings or otherwise create, incur, assume or guaranty any indebtedness (except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the normal and ordinary course of the Business), issue any commercial paper or refinance any existing borrowings or indebtedness; provided that no borrowings may be made without Purchaser's consent which include prepayment penalties or restrictions on prepayment;

                           (e) enter into any Permit other than in the normal
and ordinary course of business;

                           (f) enter into any Contract, other than in the
ordinary course of the Business; provided that any Contract permitted to be entered into pursuant to this Section 5.8(f) shall not (i) involve a pledge of or encumbrance on any of the Company's or any of its Subsidiaries' assets or the incurrence by the Company or any of its Subsidiaries of liabilities (other than in the performance of services for customers in the ordinary course of business) in any one transaction or series of related transactions in excess of Ten Thousand Dollars ($10,000) and cause the aggregate commitment under all such new Contracts to exceed One Hundred Thousand Dollars ($100,000), or (ii) involve a term of more than one (1) year;

                           (g) make, or enter into any commitment to make, any
contribution (charitable or otherwise) to any Person;

                           (h) form any subsidiary or issue, grant, sell,
redeem, subdivide, combine, change or purchase any of the Company's or any of its Subsidiary's shares, notes or other securities, whether debt or equity, or make any Contract or commitments to do so;

                           (i) enter into any transaction with any Affiliate of
any Seller, the Company or any of its Subsidiaries including, without limitation the purchase, sale or exchange of property with, the rendering of any service to, or the making of any loans to, any such Affiliate (provided that the foregoing will not restrict the Company's ability to pay bonuses to employees or to pay dividends on its Common Stock);

                           (j)      pay any royalty or management fee;

                           (k) grant or issue any subscription, warrant, option
or other right to acquire any of the Company's or any of its Subsidiaries' securities, whether debt or equity, and whether by conversion or otherwise, or make any commitment to do so;

                           (l) merge or consolidate, or agree to merge or
consolidate, with or into any other Person or acquire or agree to acquire or be acquired by any Person;

                           (m) sell, lease, exchange, mortgage, pledge,
hypothecate, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, hypothecate, transfer or otherwise dispose of, any of the Company's or any of such Subsidiaries assets having an aggregate fair market value in excess of $10,000 or more, except for the disposition of obsolete or worn-out assets in the normal and ordinary course of business;

                           (n) (i) change any of its methods of accounting in
effect as at the Balance Sheet Date, or (ii) make or rescind any express or deemed election relating to Taxes, or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of income Tax Returns for the taxable year ended August 31, 1996, except, in either case, as may be required by any applicable Requirement of Law, the IRS or GAAP;

                           (o) enter into any Contract or make any commitment to
make any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000;

                           (p) cause or permit the Company or any such
Subsidiary to (i) terminate any Employee Benefit Plan, (ii) permit any "prohibited transaction" involving any Employee Benefit Plan, (iii) fail to pay to any Employee Benefit Plan any contribution which it is obligated to pay under the terms of such Employee Benefit Plan, whether or not such failure to pay would result in an "accumulated funding deficiency" or (iv) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Employee Benefit Plan. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA;

                           (q) enter into any transaction or conduct any
operations not in the normal and ordinary course of business;

                           (r) enter into any Contract or make any commitment to
do any of the foregoing; or

                           (s) waive any material rights or claims of the
Company.

                  5.9. Exclusive Negotiation. Neither the Company nor any of the Sellers shall: (i) provide any information about the Company or any of its Subsidiaries or any of their respective Businesses to any Person (other than the Purchaser, Newco, a Potential Founding Company or their representatives) with a view to sell, exchange or dispose or solicit an offer for the acquisition of any of the Shares or any material interest in the Company, any of its Subsidiaries or their respective Businesses; (ii) solicit or accept any other offers for the sale, exchange or other disposition of the Shares or any material interest in the Company, its

Subsidiaries or their respective Businesses; (iii) negotiate or discuss with any Person (other than the Purchaser or any of its representatives) the possible sale, exchange or other disposition of the Shares or any material interest in the Company, any of its Subsidiaries or their respective Businesses; or (iv) sell, exchange or otherwise dispose of any of the Shares or any material interest in the Company, any of its Subsidiaries or any of their respective Businesses, in any of the foregoing cases, whether by equity sale, merger, consolidation, equity exchange, sale of assets or otherwise. The Company shall, and each of the Sellers shall and shall cause the Company and each of its Subsidiaries to, advise the Purchaser or Newco promptly of their or its receipt of any written offer or written proposal concerning the Shares, the Company, any of its Subsidiaries, any part of their respective Businesses or any material interest therein, and the terms thereof.

                  5.10. Public Announcements. Prior to the Closing, neither the Company nor the Sellers shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the execution or substance of this Agreement prior to the consultation with and approval of the Purchaser. In addition, prior to Closing, before Purchaser issues a public statement that refers to the Company or the Sellers (other than in the Registration Statement) Purchaser will endeavor to consult with Sellers to the extent time permits. Nothing contained herein shall restrict the ability of the Company or Sellers from contacting a third party in order to obtain a Consent to the transactions contemplated hereby.

                  5.11. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Disclosure Schedule or any other Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to the Disclosure Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect shall be effective unless the Purchaser consents to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6 and 7 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 5.11. Except as otherwise provided herein, no amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement in connection with the Initial Public Offering (the "Registration Statement").

                  5.12.  Cooperation in Preparation of Registration Statement.

                           (a) The Company and Sellers shall furnish or cause to
be furnished to the Purchaser, Newco and the underwriters of the Initial Public Offering (the "Underwriters") all of the information concerning the Company or the Sellers reasonably requested by the Purchaser, Newco and the Underwriters, and will cooperate with the Purchaser, Newco and the Underwriters in the preparation of, any registration statement (or similar document) relating to the Purchaser Financing Transaction and the prospectus (or similar document) included therein

(including audited financial statements, prepared in accordance with generally accepted accounting principles). The Company and the Sellers agree promptly to advise the Purchaser if at any time during the period in which a prospectus relating to the Purchaser Financing Transaction is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company or the Sellers becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. The Purchaser agrees to use its commercially reasonable best efforts to prepare and file the Registration Statement as promptly as practicable, to furnish the Sellers with a copy thereof and each amendment thereto in substantially the form in which it is to be filed as promptly as practicable prior to such filing (it being understood that neither the Sellers nor the Company has any obligation to review the same other than with respect to information regarding the Company or the Sellers) and to diligently seek to cause the Registration Statement to be declared effective and the Initial Public Offering to be completed. The Purchaser agrees that neither the Sellers nor the Company shall have any responsibility for pro forma adjustments that may be made to the Financial Statements.

                           (b) The Company and each of the Sellers acknowledge
and agree (i) that, prior to the execution and delivery of a definitive underwriting agreement, the Underwriters have made no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the Registration Statement will become effective or that the Initial Public Offering pursuant thereto will occur at a particular price or within a particular range of prices or occur at all, (ii) that none of the prospective Underwriters of the Purchaser's common stock, in the Initial Public Offering nor any officers, directors, agents or representatives of such Underwriters shall have any liability to the Sellers, the Company or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the Initial Public Offering to occur at a particular price or within a particular range of prices or occur at all, and (iii) the decision of the Sellers to enter into this Agreement and, if applicable, to vote in favor of or consent to the transactions contemplated hereby, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigation which have been or will be made or performed by any prospective Underwriter, relative to the Purchaser or the prospective Initial Public Offering. The Sellers acknowledge that shares of DocuNet Common Stock received as a part of the Purchase Price, if any, will not be issued pursuant to the Registration Statement; and, therefore, the Underwriters shall have no obligation to the Sellers with respect to any disclosure contained in the Registration Statement and no Seller may assert any claim against the Underwriters relating to the Registration Statement on account thereof.

                  5.13. Examination of Final Financial Statement. The Company shall provide to Purchaser prior to the Closing Date unaudited consolidated balance sheets of the Company for each month and fiscal quarter end between the date of this Agreement and the Closing Date, and unaudited consolidated statements of income, cash flows and retained earnings of the Company for such subsequent months and fiscal quarters. In addition, the Company shall prepare and deliver to Purchaser at Closing the Closing Balance Sheet. Such financial statements, which shall be deemed to be Financial Statements (as defined herein), shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except for the absence of notes and subject to normal year-end adjustments). Such financial statements shall present fairly the results of operations of the Subsidiaries for the periods indicated thereon.

                  5.13A. Audit Opinion. The parties acknowledge that the Financial Statements identified in Section 3.12(a) have been reviewed by Arthur Andersen LLP in anticipation of rendering its unqualified opinion thereon prior to consummation of the Initial Public Offering.

                  5.14. Lock-Up Agreements. In connection with the Initial Public Offering, for good and valuable consideration, the Company and each Seller hereby irrevocably agree that for a period of 180 days after the date of the effectiveness (the "Effective Date") of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except pursuant to the Escrow Agreement), directly or indirectly, any shares of DocuNet Common Stock or any securities convertible into or exercisable or exchangeable for shares of DocuNet Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the DocuNet Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of DocuNet Common Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriters. Neither the Company nor the Sellers, without the prior written consent of the Underwriters, shall exercise any demand, mandatory, piggyback, optional or any other registration rights, if any such rights exist, for a period of 180 days from the Effective Date. The Company and each Seller agree that the foregoing shall be binding upon their transferees, successors, assigns, heirs and personal representatives and shall benefit and be enforceable by the underwriters in the Initial Public Offering. In furtherance of the foregoing, the Purchaser and its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 5.14.

                  5.15. Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act; (ii) such compliance by the Sellers and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 6 of this Agreement, and such compliance by Purchaser and Newco shall be deemed a condition precedent in addition to the conditions precedent set forth in Article 6 of this Agreement; and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by Purchaser or Newco. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

                  5.16. Reorganization Status. No party to this Agreement shall undertake any actions not contemplated by this Agreement that would cause the merger to fail to qualify as a reorganization as defined under Section 368(a)(1)(A) of the Code.

                                    ARTICLE 6

                         CONDITIONS PRECEDENT TO CLOSING

                  6.1. Conditions Precedent to the Purchaser and Newco's Obligations. The Purchaser and Newco's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of, or waiver in writing by the Purchaser or Newco of, prior to or at the Closing, each and every of the following conditions precedent:

                           (a) Representations and Warranties. Each of the
representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for those representations and warranties which by their terms relate to an earlier date, which representations and warranties shall be true and correct in all material respects with regard to such earlier date. The Company and each of the Sellers shall deliver to the Purchaser and Newco a certificate dated the Closing Date, certifying that all of the Company's and the Sellers' representations and warranties contained in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

                           (b) Compliance with Covenants and Conditions. The
Company and each of the Sellers shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Company and each of the Sellers, as the case may be, at or prior to the Closing Date. The Company and each of the Sellers shall deliver to the Purchaser and Newco a certificate, dated the Closing Date, certifying that the Company and the Sellers have fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing Date.

                           (c) Delivery of Documents. The Company and each of
the Sellers shall have delivered to the Purchaser and Newco all documents, certificates, instruments and items (including, without limitation, certificates representing the Shares) required to be delivered by him, her or it at or prior to the Closing Date pursuant to this Agreement.

                           (d) Consents. All proceedings, if any, to have been
taken and all Consents including, without limitation, all Regulatory Approvals, necessary or advisable in connection with the transactions contemplated by this Agreement shall have been taken or obtained.

                           (e) Financing. The Registration Statement on Form S-1
relating to the Initial Public Offering shall have been declared effective by the Securities and Exchange Commission and the closing of the sale of DocuNet Common Stock to the Underwriters in the Initial Public Offering shall have occurred simultaneously with the Closing Date hereunder.

                           (f) Satisfaction of Liabilities. The Company and each
of its Subsidiaries shall have satisfied and discharged all of their Debt except for: (i) Debt for which an adjustment to the Base Purchase Price has been made under Section 2.8(b) and (ii) Debt which constitutes an Adjusted Current Liability.

                           (g) Closing Balance Sheet The Company shall have
delivered to the Purchaser a true and complete copy of the Closing Balance Sheet, together with a certificate dated the Closing Date, signed by the Company's chief financial officer that the Closing Balance Sheet is in accordance with the Books and Records and with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments) and presents fairly the financial position of the Company as of the Closing Date.

                           (h) No Material Adverse Change. From and after the
date of this Agreement, there shall not have occurred or be threatened any development, event, circumstance or condition that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect upon the Shares, or the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries.

                           (i) No Legal Proceeding Affecting Closing. There
shall not have been instituted and there shall not be pending or threatened any Legal Proceeding, and no Order shall have been entered (i) imposing or seeking to impose limitations on the ability of the Purchaser or Newco to consummate the Merger; (ii) imposing or seeking to impose limitations on the ability of the Purchaser to combine and operate the business, operations and assets of the Company or any of the Company's Subsidiaries with the Purchaser and Newco's business, operations and assets; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the transactions contemplated by this Agreement on the Purchaser, Newco or any of the Purchaser or Newco's directors, officers or employees; (iv) requiring or seeking to require divestiture by the Newco or Purchaser of all or any material portion of the business, assets or property of the Company or any of its Subsidiaries; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of transactions contemplated by this Agreement.

                           (j) Secretary's Certificate. The Company shall have
delivered to the Purchaser a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that (i)(A) the copy of the Company's articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the Company's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the Company's board of directors authorizing the actions taken in connection with the Merger, including as applicable, without limitation, the execution, delivery and performance of this Agreement were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) setting forth the Company's incumbent officers and including specimen signatures on such certificate or certificates as their genuine signatures; and (iii) the Company is in good standing in all jurisdictions where the ownership or lease of property or the conduct of its business requires it to qualify to do business, except for those jurisdictions where the failure to be duly qualified, authorized and in good standing would not have a material adverse effect upon the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) on the Company. The certification referred to above in (iii) shall attach certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than a five (5) days prior to the Closing Date.

                           (k) Opinion of Counsel of Seller. Sierchio & Albert,
P.C., counsel for the Company and the Sellers, shall have delivered to the Purchaser and Newco their favorable opinion, dated the Closing Date, as to the matters covered in Schedule 6.1(k). In rendering such opinion, counsel may rely to the extent recited therein on certificates of public officials and of officers of Seller as to matters of fact, and as to any matter which involves other than federal or New York law, such counsel may rely upon the opinion of local counsel reasonably satisfactory to the Purchaser and its counsel.

                           (l) Termination of Related Party Agreements. All
existing agreements between the Company and the Sellers, Affiliates of the Company or Sellers, other than those, if any, set forth on Schedule 6.1(l), shall have been canceled.

                           (m) Employment Agreements. Each of the persons listed
on Schedule 6.1(m) shall have entered into an employment agreement (collectively, the "Employment Agreements") with the Company substantially in the form of Exhibit C attached hereto.

                           (n) Repayment of Indebtedness. Prior to the Closing
Date, the Sellers shall have repaid the Company (including the Subsidiaries) in full all amounts owing by the Sellers or employees of the Company to the Company (including the Subsidiaries).

                           (o) FIRPTA Certificate. Each Seller shall have
delivered to the Purchaser a certificate to the effect that he or she is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

                           (p) Insurance. The Purchaser and Newco shall be named
as an additional named insured on all of the Company's insurance policies as of the Closing Date.

                           (q) Escrow Agreement. Each Seller and the Company
shall have executed the Escrow Agreement substantially in the form of Exhibit A attached hereto.

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



                  6.2. Conditions Precedent to Company's and Seller's Obligations. The Company's and Seller's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of, or waiver in writing by the Sellers of, prior to or at the Closing, each and every of the following conditions precedent:

                           (a) Representations and Warranties. Each of the
representations and warranties of the Purchaser and Newco contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing Date, with the same force as though such representations and warranties had been made on and as of the Closing Date except for those representations and warranties that by their terms relate to an earlier date, which representations and warranties shall be true and correct in all material respects with regard to such earlier date. The Purchaser and Newco shall each deliver to the Sellers a certificate, executed by a duly authorized officer of the Purchaser and Newco, respectively, dated as of the Closing Date, certifying that all of its representations and warranties contained in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

                           (b) Compliance with Covenants and Conditions. The
Purchaser and Newco shall each have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by them at or prior to the Closing Date. The Purchaser and Newco shall each deliver to the Sellers a certificate, dated the Closing Date, certifying that each of them has fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date.

                           (c) Delivery of Documents. The Purchaser and Newco
shall have delivered to the Sellers all documents, certificates, instruments and items required to be delivered by them at or prior to the Closing.

                           (d) No Legal Proceeding Affecting Closing. There
shall not have been instituted and there shall not be pending or threatened any Legal Proceeding, and no Order shall have been entered (i) imposing or seeking to impose limitations on the ability of the Sellers to consummate the Merger;
(ii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the transactions contemplated by this Agreement on the Company or any of its Subsidiaries or any of their respective directors, officers or employees or on any of the Sellers; or (iii) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of transactions contemplated by this Agreement.

                           (e) Escrow Agreement. The Purchaser and Newco shall
have executed the Escrow Agreement substantially in the form of Exhibit A attached hereto.

                           (f) Employment Agreements. The Purchaser shall have
entered into the Employment Agreements with each of the persons listed on
Schedule 6.1(m).

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



                           (g) Secretary's Certificate. The Purchaser and Newco
shall each have delivered to the Sellers a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that
(i)(A) the copy of the Purchaser's or Newco's, as the case may be, articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the such entity's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the entity's board of directors authorizing the actions taken in connection with the Merger, including as applicable, without limitation, the execution, delivery and performance of this Agreement were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate) and (ii) setting forth the incumbent officers of the entity and including specimen signatures on such certificate or certificates of such officers executing this Agreement on behalf of such entity as their genuine signatures.

                           (h) Financing. The registration statement on Form S-1
relating to the Initial Public Offering shall have been declared effective by the Securities and Exchange Commission and the closing of the sale of DocuNet Common Stock to the Underwriters in the Initial Public Offering shall have occurred simultaneously with the Closing Date hereunder.

                           (i) Opinion of Counsel of Purchaser. Pepper, Hamilton
& Scheetz LLP, counsel for Purchaser, shall have delivered to the Company and Sellers their favorable opinion, dated the Closing Date, as to the matters covered in Schedule 6.2(i). In rendering such opinion, counsel may rely to the extent recited therein on certificates of public officials and of officers of Purchaser as to matters of fact, and such opinion may be limited to federal laws and the laws of the Commonwealth of Pennsylvania.

                                    ARTICLE 7

                                     CLOSING

                  At or prior to the Pricing, the parties shall take all administrative actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the filing with the appropriate state authorities of the Articles of Merger which shall become effective at the Effective Time of the Merger) and (ii) effect the conversion and delivery of Shares referred to in Section 2.9 hereof and payment of consideration for the Shares; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) referred to in Section 2 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. In the event that there is no Closing Date and this Agreement terminates, Purchaser hereby covenants and agrees to do all things required by Pennsylvania law and all things which counsel for the Company advise Purchaser are required by applicable laws of the State of New York in order to rescind the merger effected by the filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above shall take place on the Pricing Date at the offices of Pepper, Hamilton & Scheetz LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103. On the

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



Closing Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. EASTERN STANDARD TIME on the Closing Date, shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check or checks in an amount equal to the cash portion of the consideration which the Sellers shall be entitled to receive pursuant to the Merger referred to in Section 2 hereof and (z) the closing with respect to the Initial Public Offering shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Closing Date." Except as otherwise provided in Section 11 hereof, during the period from the Pricing Date to the Closing Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the Initial Public Offering is terminated pursuant to the terms thereof.

                                    ARTICLE 8

                   CONFIDENTIALITY AND COVENANT NOT TO COMPETE

                  8.1.  Confidentiality.

                           (a) Each party to this Agreement shall use
Confidential Information only in connection with the transactions contemplated hereby (including the Initial Public Offering) and shall not disclose any Confidential Information about any other party to any Person unless the party desiring to disclose such Confidential Information receives the prior written consent of the party about whom such Confidential Information pertains, except
(i) to any party's directors, officers, employees, agents, advisors and representatives who have a need to know such Confidential Information for the performance of their duties as employees, agents or representatives, (ii) to the extent strictly necessary to obtain any Consents including, without limitation, any Regulatory Approvals, that may be required or advisable to consummate the transactions contemplated by this Agreement, (iii) to enforce such party's rights and remedies under this Agreement, (iv) with respect to disclosures that are compelled by any Requirement of Law or pursuant to any Legal Proceeding; provided, that the party compelled to disclose Confidential Information pertaining to any other party shall notify such other party thereof and use his or its commercially reasonable efforts to cooperate with such other party to obtain a protective order or other similar determination with respect to such Confidential Information; (v) made to any party's legal counsel or independent auditors or investment bankers or financial advisors if such investment bankers or financial advisors are subject to a written agreement imposing upon them an obligation of confidentiality; (vi) to other Founding Companies or Potential Founding Companies; or (vii) as otherwise permitted by Section 5.10 of this Agreement.

                           (b) In the event that the transactions contemplated
by this Agreement are not consummated in accordance with the terms of this Agreement, each party shall, upon the request of the other party, return to the other party or destroy all Confidential Information and any copies thereof previously delivered by such requesting party, except to the extent that such party deems such Confidential Information necessary or desirable to enforce his or its rights under this Agreement.

                           (c) The obligation of confidentiality contained in
this Section 8.1 shall, (i) from and after the date of this Agreement, supersede all of the obligations contained in that certain letter agreement among the Purchaser, the Company and the Sellers dated August 5, 1997, and (ii) survive the termination of this Agreement, or the Closing, as applicable, for a period of two years after the date of such termination or the Closing Date, respectively; provided, that, if the Closing shall occur, then the Purchaser's obligation of confidentiality shall terminate upon the Closing.

                           (d) The parties hereto acknowledge and agree that
they may become aware of potential acquisition targets of the Purchaser, including but not limited to the Potential Founding Companies (collectively, the "Purchaser Targets"), in the course of discussions with the Purchaser or a Potential Founding Company. Accordingly, the parties hereto each agree not to directly or indirectly seek to acquire or merge with, or pursue or respond to, with an intent to acquire or merge with, any Purchaser Targets until the later of 300 days after the date of this Agreement or 180 days after termination of this Agreement.

                           (e) The Purchaser will cause each of the Founding
Companies other than the Company to enter into a provision similar to this
Section 8.1 requiring each such Founding Company to keep confidential any information obtained by such Founding Company.

                  8.2. Covenant Not To Compete. As a material inducement to the Purchaser and Newco's consummation of the Merger, each of the Sellers shall not, during the Restricted Period, do any of the following, directly or indirectly, without the prior written consent of the Purchaser in its sole discretion:

                           (a) compete, directly or indirectly, with the
Purchaser, the Surviving Corporation or the Company or any of their respective Affiliates or Subsidiaries, or any of their respective successors or assigns, whether now existing or hereafter created or acquired (collectively, the "Related Companies"), or otherwise engage or participate, directly or indirectly, in any business conducted by Purchaser or a Subsidiary (the "Restricted Business") within any geographic area located within the United States of America, its possessions or territories (the "Restricted Area");

                           (b) become interested (whether as owner, stockholder,
lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise), directly or indirectly, in any Person that engages in the Restricted Business within the Restricted Area; provided, that nothing contained in this
Section 8.2(b) shall prohibit any Seller from owing, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held Company listed on a well-recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc; or

                           (c) solicit, call on, divert, take away, influence,
induce or attempt to do any of the foregoing, in each case within the Restricted Area, with respect to the Purchaser's, the Surviving Corporation's, the Company's or any of their respective Related Companies' (A) customers or distributors or prospective customers or distributors (wherever located) with respect to goods or services that are competitive with those of the Purchaser, the Surviving Corporation, the Company, or any of their respective Related Companies, (B) suppliers or vendors or prospective suppliers or vendors (wherever located) to supply materials, resources or services to be used in connection with goods or services that are competitive with those of the Purchaser, the Surviving Corporation, the Company or any of their respective Related Companies, (C) distributors, consultants, agents, or independent contractors to terminate or modify any contract, arrangement or relationship with the Purchaser, the Surviving Corporation, the Company or any of their respective Related Companies or (D) employees (other than family members) to leave the employ of the Purchaser, the Surviving Corporation, the Company or any of their respective Related Companies.

                  8.3.  Specific Enforcement; Extension of Period.

                           (a) Each of the Sellers acknowledges that any breach
or threatened breach by him or her of any provision of Sections 8.1 or 8.2 will cause continuing and irreparable injury to the Purchaser, the Surviving Corporation, the Company and their respective Related Companies for which monetary damages would not be an adequate remedy. Accordingly, the Purchaser, the Surviving Corporation, the Company and any of their respective Related Companies shall be entitled to injunctive relief from a court of competent jurisdiction, including specific performance, with respect to any such breach or threatened breach. In connection therewith, none of the Sellers shall, in any action or proceeding to so enforce any provision of this Article 8, assert the claim or defense that an adequate remedy at law exists or that injunctive relief is not appropriate under the circumstances. The rights and remedies of the Purchaser, the Surviving Corporation, the Company and any of their respective Related Companies set forth in this Section 8.3 are in addition to any other rights or remedies to which the Purchaser, the Surviving Corporation, the Company or any of their respective Related Companies may be entitled, whether existing under this Agreement, at law or in equity, all of which shall be cumulative.

                           (b) The periods of time set forth in this Article 8
shall not include, and
shall be deemed extended during, any time required for litigation to enforce the relevant covenant periods. The term "time required for litigation" as used in this Section 8.3(b) shall mean the period of time from the earlier of the applicable Seller's first breach of the provisions of Sections 8.1 or 8.2 or service of process upon the such Seller through the expiration of all appeals related to such litigation.

                  8.4. Disclosure. Each of the Sellers acknowledges that the Purchaser, Newco, the Company or any of their respective Related Companies may provide a copy of this Agreement or any portion of this Agreement to any Person with, through or on behalf of which any of the Sellers may, directly or indirectly, breach or threaten to breach any of the provisions of Section 8.2.

                  8.5. Interpretation. It is the desire and intent of the Purchaser, Newco and the Sellers that the provisions of this Article 8 shall be enforceable to the fullest extent permissible under applicable law and public policy. Accordingly, if any provision of this Article 8 shall be determined to be invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions of this Article 8 shall not be affected thereby. If any particular provision of this Article 8 shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Article 8 shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws and public policy of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

                  8.6. Seller's Acknowledgment. Each of the Sellers acknowledges that he or she has carefully read and considered the provisions of this Article
8. Each of the Sellers acknowledges and understands that the restrictions contained in this Article 8 may limit his ability to earn a livelihood in a business similar to that of the Purchaser, Newco, the Company or any of their respective Related Companies, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits to justify such restrictions. Each of the Sellers also acknowledges and understands that these restrictions are reasonably necessary to protect the Purchaser's, the Surviving Corporation's, the Company's and their respective Related Companies' interests, and each Seller does not believe that such restrictions will prevent him from earning a living in businesses that are not competitive with those of the Purchaser, the Surviving Corporation, the Company or any of their respective Related Companies during the term of such restrictions in the Restricted Area.

                                    ARTICLE 9

                                    SURVIVAL

                  9.1. Survival of Representations, Warranties, Covenants and Agreements. Subject to the last three (3) sentences of this Section 9.1, the representations and warranties of the Sellers, the Company, Newco and the Purchaser contained in this Agreement shall survive until the second anniversary of the Closing Date, except that the representations and warranties set forth in each of Section 3.11, Section 3.20, Section 3.23 and Section 3.28 shall survive until the expiration of the statute of limitations applicable to the subject matter addressed thereunder. The covenants and agreements of the Sellers, the Company, Newco and of the Purchaser contained in this Agreement will survive the Closing until, by their own respective terms, they have been fully performed. Any breach of a representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Article 9 will continue to survive if an Indemnity Notice, an Unliquidated Indemnity Notice or a Claim Notice (as applicable) shall have been given in good faith based on facts reasonably expected to establish a valid claim under

Article 10 on or prior to the date on which such representation, warranty, covenant or agreement would have otherwise terminated, until the related claim for indemnification has been satisfied or otherwise resolved as provided in
Article 10. Any representation or warranty contained in this Agreement made by any party or any written information furnished by any party that was made by such party fraudulently or with intent to defraud or mislead or with gross negligence shall indefinitely survive the Closing. Any representation or warranty made by the Sellers or the Company in this Agreement or any written information furnished or caused to be furnished by any of the Sellers or the Company to the Purchaser that is incorporated in, or is the basis for omitting information from, the Registration Statement, prospectus or other document, or any amendment or supplement thereof in connection with any Purchaser Financing Transaction shall survive until the expiration of all applicable statutes of limitations regarding claims brought by investors in such Purchaser Financing Transaction alleging material misstatements or omissions in such documents.

                  9.2.  [Intentionally omitted].

                  9.3. Underwriter's Benefit. The Sellers' and the Company's representations and warranties and covenants contained in this Agreement or any document, instrument, certificate or other item furnished or to be furnished to the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement shall run to the benefit of any Underwriter of the Purchaser's common stock subject to the Initial Public Offering in addition to the benefit of the Purchaser. Accordingly, any such Underwriter, and each person, if any, who controls any such Underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder shall be (i) an intended beneficiary of this Agreement and (ii) deemed to be an Indemnified Party for the purposes of the indemnification provided for in Article 10.

                                   ARTICLE 10

                                 INDEMNIFICATION

                  10.1. Sellers' Indemnification. From and after the Closing Date, each of the Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser, Newco, the Surviving Corporation and the Company and any of their respective Subsidiaries, and each Person who controls (within the meaning of the Securities Act) the Purchaser, Newco, the Surviving Corporation or, after the Closing Date, the Company or any of its Subsidiaries, and each of their respective directors, officers, employees, agents, successors and assigns and legal representatives, from and against all Indemnifiable Losses that may be imposed upon, incurred by or asserted against any of them resulting from, related to, or arising out of (i) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by the Company or any of the Sellers under this Agreement or any document, instrument, certificate or other item required to be furnished to the Purchaser or Newco pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement;
(ii) any untrue statement of any material fact contained in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, prepared, filed, distributed or executed in connection with any Purchaser Financing Transaction, or any omission to state in any such registration statement, prospectus, document, item, amendment or supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, that is based upon any misrepresentation or breach of any warranty made by the Company or any of the Sellers pursuant to this Agreement or upon any untrue statement or omission contained in any written information furnished or caused to be furnished by any of the Sellers to the Purchaser or Newco (provided that the Sellers and the Company hereby acknowledge that the information concerning the Sellers and the Company provided by them for use in the Registration Statement shall be deemed to be provided to the Purchaser for the purposes hereof); (iii) any liability or obligation of any of the Sellers, the Company or any of its Subsidiaries other than Debt for which an adjustment to the Base Purchase Price has been made under Section 2.8(b) and Debt which does not constitute an Adjusted Current Liability; (iv) whether or not known by the Purchaser, any liability for payment of Taxes that accrued or relate to the period of time prior to the Closing Date; (v) any non-compliance with applicable Requirements of Law relating to bulk sales, bulk transfers and the like or to fraudulent conveyances, fraudulent transfers, preferential transfers and the like; (vi) any action, claim or demand by any holder of the Company's securities, whether debt or equity, in such holder's capacity as such, whether now existing or hereafter arising or incurred; (vii) any non-compliance with the Worker Adjustment and Retraining Act, 29 U.S.C. ss.2101, et. seq., as amended, and the rules and regulations promulgated thereunder and any similar Requirement of Law; and (viii) any Legal Proceeding or Order arising out of any of the foregoing even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Closing Date.

                  10.1A. No Indemnification of Projected Information. Notwithstanding any possible interpretation of Paragraph 10.1 or any other provision of this Agreement, the failure of the Purchaser or any successor to achieve after the Closing Date any projected financial information, including, without limitation, sales of software and costs of software development, in and of itself shall not result in an Indemnifiable Loss to Purchaser.

                  10.2. Purchaser's Indemnification. From and after the Closing Date, the Purchaser, Newco and the Surviving Corporation shall indemnify and hold harmless the Sellers and each of their respective legal representatives, successors and assigns from and against all Indemnifiable Losses imposed upon, incurred by or asserted against, the Sellers resulting from, related to, or arising out of: (i) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by the Purchaser or Newco under this Agreement or any document, instrument, certificate or other item furnished or to be furnished to the Sellers pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement; (ii) any Debt for which an adjustment to the Base Purchase Price has been made under Section 2.8(b) and any Adjusted Current Liabilities; (iii) any untrue statement of any material fact contained in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, prepared, filed, distributed or executed in connection with any Purchaser Financing Transaction, or any omission to state in any such registration statement, prospectus, document, item, amendment or supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, that is based upon any misrepresentation or breach of any warranty made by the Purchaser or Newco pursuant to this

Agreement or upon any untrue statement or omission contained in any information furnished or caused to be furnished by the Purchaser or Newco; (iv) any liability or obligation of DocuNet arising from and after the Closing Date (other than any liabilities or obligations that are the subject of the indemnity obligations of the Sellers contained herein); and (v) any Legal Proceeding or Order arising out of any of the foregoing even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Closing Date.

                  10.3.  Payment; Procedure for Indemnification.

                           (a) In the event that the Person seeking
indemnification under this Article 10 (the "Indemnified Party") shall suffer an Indemnifiable Loss, he, she or it shall, within fourteen (14) days after obtaining Knowledge of the incurrence of any such Indemnifiable Loss, give written notice to the party from whom indemnification under this Article 10 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss, together with reasonably sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss. The Indemnifying Party's objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under this Article 10. In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be submitted for determination to a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association.

                           (b) In the event that any Indemnified Party shall
have reasonable grounds to believe that an Indemnifiable Loss may be incurred, such Indemnified Party shall, within fourteen (14) days after obtaining sufficient information to articulate such grounds, give written notice to the applicable Indemnifying Party thereof, together with such information as is reasonably sufficient to describe the potential or contingent claim to the extent then feasible (an "Unliquidated Indemnity Notice"). The failure of an Indemnified Party to give the Indemnifying Party the Unliquidated Indemnity Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Unliquidated Indemnity Notice. Within sixty (60) days after the amount of such claim shall be finalized, resolved, or liquidated, the Indemnified Party shall give the Indemnifying Party an Indemnity Notice, and the

Indemnifying Party's obligations under this Article 10 with respect to such Indemnity Notice shall apply.

                           (c) In the event the facts giving rise to the claim
for indemnification under this Article 10 shall involve any action or threatened claim or demand by any third party against the Indemnified Party, the Indemnified Party, within the earlier of, as applicable, ten (10) days after receiving notice of the filing of a lawsuit or sixty (60) days after receiving notice of the existence of a claim or demand giving rise to the claim for indemnification (which shall include a notice from any Governmental Authority of an intent to audit with respect to Taxes), shall send written notice of such claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however, that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Subject to the provision contained in the third sentence immediately following this sentence, and except for claims resulting from, relating to or arising out of any Purchaser Financing Transaction or the provisions of Section 3.23, the Indemnifying Party shall be entitled to defend such claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing; provided, that if the applicable claim or demand is against, or if the defendants in any such Legal Proceeding shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel and to assume the Indemnified Party's defense of such claim, demand or Legal Proceeding, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall give the Indemnified Party notice in writing within ten (10) days after receiving the Claim Notice from the Indemnified Party in the event of litigation, or otherwise within thirty (30) days, of its intent to do so. In the case of any claim resulting from, relating to or arising out of any Purchaser Financing Transaction or the provisions of Section 3.23, the Purchaser shall have right to control the defense thereof at the Indemnifying Party's expense. Whenever the Indemnifying Party is entitled to defend any claim hereunder, the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the claim or the litigation; provided, that the Indemnifying Party retains counsel reasonably satisfactory to the Indemnified Party and pursuant to an arrangement satisfactory to the Indemnified Party; otherwise, the Indemnified Party shall have the right to control the defense of the claim or the litigation. Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the claim or the litigation shall not settle any such claim or litigation without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the claim or the litigation and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent (and in the event the Indemnifying Party and Indemnified Party are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and Indemnified Party will request that the disagreement be resolved by a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association). In the event that the Indemnifying Party is controlling the defense of the claim or the litigation and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 10.3(c)) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this
Article 10, upon the ultimate disposition of such litigation or claim, shall be limited to the amount of the proposed settlement; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the limitation of Indemnifying Party's liability as provided for in this Section 10.3(c), and the Indemnifying Party shall continue to be liable to the full extent of such litigation or claim and provided further, that notwithstanding any provision to the contrary, no Indemnifiable Losses with respect to Taxes shall be settled without the prior written consent of the Purchaser, which shall not be unreasonably withheld.

                  10.4. Equitable Contribution Under the Securities Act. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Purchaser, Newco, the Surviving Corporation, the Company, or any controlling Person of the Purchaser or the Company (within the meaning of the Securities Act) makes a claim for indemnification pursuant to Section 10.1(ii) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 10.1(ii) provides for indemnification in such case, then, the Purchaser, Newco, the Surviving Corporation, the Company, each controlling Person and each of the Sellers will contribute to the aggregate Indemnifiable Losses to which the Purchaser, Newco, the Surviving Corporation, the Company or any such controlling Person may be subject (after contribution from others) as is appropriate to reflect the relative fault of the Purchaser, Newco, the Surviving Corporation, the Company, such controlling Person and such Seller in connection with the statements or omissions which resulted in such Indemnifiable Losses, as well as the relative benefit received by the Purchaser, Newco, the Surviving Corporation, the Company, such controlling Person and such Seller as a result of the issuance of the securities to which such Indemnifiable Losses relate, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such Indemnifiable Losses, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  10.5. Exclusiveness of Indemnification. The indemnification rights of the parties under this Article 10 are the exclusive remedy of the parties for matters arising under this Agreement.

                  10.6. Limitations on Indemnification. Purchaser, the Company, Newco, the Surviving Corporation and the other Persons or entities indemnified pursuant to Section 10.1 shall not assert any claim for indemnification hereunder against the Sellers until such time as, the aggregate of all claims which such persons may have against the Sellers shall exceed $39,000 (the "Indemnification Threshold"), whereupon such claims shall be indemnified in full. Sellers shall not assert any claim for indemnification hereunder against Purchaser, the Company, Newco or the Surviving Corporation until such time as, the aggregate of all claims which Sellers may have against Purchaser, the Company, Newco or the Surviving Corporation shall exceed $39,000, whereupon such claims shall be indemnified in full. The limitation on assertion of claims for indemnification contained in this paragraph shall apply only to claims based upon inaccuracies in, or breaches of, representations and warranties contained in this Agreement or any document, instrument, certificate or other item required to be furnished pursuant to this Agreement or in connection with the transaction contemplated by this Agreement.

         No person shall be entitled to indemnification under this Article 10 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         Notwithstanding any other term of this Agreement, no Seller shall be liable under this Article 10 or otherwise for an amount which exceeds the amount of proceeds received by such Seller in connection with the transactions contemplated herein. For purposes of the foregoing limitation, the DocuNet Common Stock shall be valued at the Initial Public Offering Price.

         No claim under this Article 10 shall be made unless an Indemnity Notice, an Unliquidated Indemnity Notice or a Claim Notice (as applicable) has been given prior to the applicable survival period.

                  10.7. Value of DocuNet Common Stock. Any shares of DocuNet Common Stock used to satisfy an Indemnity Claim shall be valued at the lower of the Initial Public Offering Price and the Value as of the date such shares are so used.

                                   ARTICLE 11

                            TERMINATION AND REMEDIES

                  11.1. Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:

                           (a) at any time before the Closing, by the mutual
written agreement among the Company, the Sellers, Newco and the Purchaser;

                           (b) at any time before the Closing, by the Purchaser
pursuant to Section 5.4(a), or if any of the Company's or any of the Seller's representations or warranties contained in this Agreement were materially incorrect when made or become materially incorrect;

                           (c) at any time before the Closing, by the Sellers
holding a majority of the Shares if any of the Purchaser's or Newco's representations or warranties contained in this Agreement were materially incorrect when made or become materially incorrect;

                           (d) at any time before the Closing, by the Sellers
holding a majority of the Shares, on the one hand, or by the Purchaser, on the other hand, upon any material breach by such other party's covenants or agreements contained in this Agreement and the failure of such other party to cure such breach, if curable, within ten (10) days after written notice thereof is given by the non-breaching party to the breaching party; or

                           (e) at any time after the date which is 270 days
after the date of this Agreement, by the Sellers holding a majority of the Shares, on the one hand, or by the Purchaser on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                  11.2.  Effect of Termination.

                           (a) Subject to Section 11.2(b) of this Agreement, if
this Agreement is validly terminated pursuant to Section 11.1, then this Agreement shall forthwith become void, and, subject to such Section 11.2(b), there shall be no liability under this Agreement on the part of the Company, any of the Sellers, Newco or the Purchaser and all rights and obligations of each party to this Agreement shall cease; provided, that (i) the provisions with respect to expenses in Section 16.4 shall indefinitely survive any such termination, (ii) the provisions with respect to confidentiality of Section 8.1 shall survive any such termination until it, by its own terms, is no longer operative; (iii) the provisions with respect to exclusivity of negotiations of
Section 5.9 shall survive for 180 days after such termination, but only if the termination is made by Purchaser pursuant to Section 11.1(b) or Section 11.1(d); and (iv) this Section 11.2 shall indefinitely survive such termination.

                           (b) If this Agreement is validly terminated as a
result of a misrepresentation or a breach of any warranty made by any party to this Agreement or as a result of a material breach by a party of any of such party's covenants or agreements contained in this Agreement, or, if all conditions to the obligations of a party at Closing contained in Article 6 of this Agreement have been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, then any and all rights and remedies available to the non-breaching parties, whether under this Agreement, at law or in equity or otherwise shall be preserved and shall survive the termination of this Agreement; provided, however, that the maximum liability of the Company and the Sellers to Purchaser shall not exceed $500,000.

                                   ARTICLE 12

                             POST-CLOSING COVENANTS

                  12.1. Maintenance and Access to Records. For a period of three
(3) years after the Closing Date, the Purchaser shall, or shall cause the Surviving Corporation and each of its Subsidiaries to, maintain all books and records maintained by the Company or any such Subsidiary on or prior to the Closing Date and shall permit the Sellers or their respective representatives and agents access to all such books and records, and to the Surviving Corporation's and its Subsidiaries' employees and auditors for the purpose of obtaining information relating to periods on or prior to the Closing Date, upon reasonable notice by the Sellers and on terms not disruptive to the business, operation or employees of the Purchaser, the Surviving Corporation, the Company or any of their respective Subsidiaries, to assist the Sellers in (i) completing any tax or regulatory filings or financial statements required or appropriate to be made by the Sellers after the Closing Date or in completing any other reasonable and customary business objective, (ii) prosecuting or defending on behalf of the Sellers, the Company or any of its Subsidiaries any litigation controlled by the Sellers or (iii) complying with requests made of any of the Sellers by any Taxing Authority or any Governmental or Regulatory Authority conducting an audit, investigation or inquiry relating to the Company's or any of its Subsidiaries' activities during periods prior to the Closing Date. Each of the Sellers will hold all information provided to them pursuant to this
Section 12.1 (and any information derived therefrom) in confidence to the same extent as required by Section 8.1 of this Agreement with respect to Confidential Information.

                  12.2. Disclosure. If, subsequent to the effective date of the registration statement relating to the Initial Public Offering and prior to the 25th day after the date of the final prospectus of Purchaser utilized in connection with the Initial Public Offering, the Company or the Sellers become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of Company or Sellers in this Agreement or would affect any document delivered pursuant hereto in any material respect, the Company and the Sellers shall promptly give notice of such fact or circumstance to Purchaser.

                                   ARTICLE 13

                              TRANSFER RESTRICTIONS

                  13.1. Transfer Restrictions. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this
Section 13.1 (or trusts for the benefit of the Sellers or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 15 hereof, none of the Sellers shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (a) any shares of DocuNet Common Stock received by the Sellers pursuant to this Agreement, or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of DocuNet Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or
(ii) engage in any transaction, whether or not with respect to any shares of DocuNet Common

Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of DocuNet Common Stock acquired pursuant to this Agreement (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The certificates evidencing the DocuNet Common Stock delivered to the Sellers pursuant to Section 2 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as the Purchaser may deem necessary or appropriate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO FIRST ANNIVERSARY OF CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                                   ARTICLE 14

                         SECURITIES LAWS REPRESENTATIONS

                  The Sellers acknowledge that the shares of DocuNet Common Stock to be delivered to the Sellers pursuant to this Agreement have not been and will not be registered under the Securities Act or any other state securities laws, and therefore may not be resold without compliance with the Securities Act. The DocuNet Common Stock to be acquired by such Sellers pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

                  14.1. Compliance with Law. The Sellers covenant, warrant and represent that none of the shares of DocuNet Common Stock issued to such Sellers will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act, the rules and regulations of the Securities and Exchange Commission and applicable state securities laws. All the DocuNet Common Stock shall bear the following legend in addition to any other legends required under this Agreement:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
                  1933, AS AMENDED (THE "1933 ACT") OR ANY STATE

                  SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

                  14.2. Economic Risk; Sophistication. The Sellers party hereto are able to bear the economic risk of an investment in the DocuNet Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the DocuNet Common Stock. The Sellers party hereto or their respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of the Purchaser concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of the Purchaser, the plans for the operations of the business of the Purchaser, the business, operations and financial condition of the Founding Companies, and any plans for additional acquisitions and the like. The Sellers acknowledge receipt and review of the draft Registration Statement attached hereto as Schedule 14.2 for informational purposes and subject to the limitations of Section 5.12(b). The Sellers acknowledge that such draft is subject to completion and subject to change, and Sellers acknowledge that they or their respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of the Purchaser pertaining thereto.

                                   ARTICLE 15

                               REGISTRATION RIGHTS

                  15.1. Piggyback Registration Rights. Subject to Sections 5.14 and 15.5, at any time following the Closing, whenever the Purchaser proposes to register any DocuNet Common Stock for its own or others' account under the Securities Act for a public offering, other than (i) any shelf registration of the DocuNet Common Stock; (ii) registrations of shares to be used solely as consideration for acquisitions of additional businesses by the Purchaser; and
(iii) registrations relating to employee benefit plans, the Purchaser shall give each of the Sellers prompt written notice of its intent to do so. Upon the written request of any of the Sellers given within 30 days after receipt of such notice, Purchaser shall cause to be included in such registration all of the DocuNet Common Stock which any such Seller requests. However, if the Purchaser is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 15.1 that the number of shares to be sold by persons other than the Purchaser is greater than the number of such shares which can be offered without adversely affecting the offering, the Purchaser may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such persons) to a number deemed satisfactory by such managing underwriter or such managing underwriter can eliminate the participation of all such persons in the offering, provided that, for each such offering made by the Purchaser after the Initial Public Offering, a reduction shall be made first by reducing the number of shares to be sold by persons other than the Purchaser, the Sellers, the Founding Companies, the stockholders of the Founding Companies and other stockholders (the "Other Stockholders") of the Company immediately prior to the Initial Public Offering, and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Sellers, the Founding Companies, the stockholders of the Founding Companies and the Other Stockholders, pro rata based upon the number of shares held by such persons.

                  15.2. Registration Procedures. All expenses incurred in connection with the registrations under this Article 15 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts and fees, if any, of separate counsel engaged by the Sellers) shall be borne by the Purchaser. In connection with registrations under Section 15.1, the Purchaser shall (i) prepare and file with the Securities and Exchange Commission as soon as reasonably practicable, a registration statement with respect to the DocuNet Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all DocuNet Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the DocuNet Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the DocuNet Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

                  15.3. Underwriting Agreement. In connection with each registration pursuant to Section 15.1 covering an underwritten registration public offering, the Purchaser and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Purchaser's size and investment stature, including indemnification and the prohibition of sales or transfers of such holders' common stock for an applicable lock-up period.

                  15.4. Availability of Rule 144. The Purchaser shall not be obligated to register shares of DocuNet Common Stock held by any Seller at any time when the resale provisions of Rule 144(k) (or any similar or successor Seller provision) promulgated under the Securities Act are available to such Seller.

                  15.5. Survival. The provisions of this Article 15 shall survive the Closing until December 31, 1999.

                                   ARTICLE 16

                                  MISCELLANEOUS

                  16.1. Notices. All notices required to be given to any of the parties of this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 16.1, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any national overnight delivery service, with proper charges prepaid, to such party at its address set forth below:

                           (a)      If to the Company (prior to the Closing
Date):

                  International Data Services of New York, Inc.

                                    5 Schuman Road
                                    Millwood, NY  10546
                                    Attention:  Mitchell J. Taube

                           with a copy to:

                                    Sierchio & Albert, P.C.
                                    41 East 57th Street
                                    New York, NY  10022
                                    Attention:  Steve Albert, Esquire

                           (b)      If to any of the following Sellers:

                    If to Mitchell J. Taube and Ellen F. Rothschild:

                             c/o International Data Services of New York, Inc. 5 Schuman Road
                             Millwood, NY  10546

                    with a copy to:

                             Sierchio & Albert, P.C.
                             41 East 57th Street
                             New York, NY  10022
                             Attention:  Steve Albert, Esquire

                           (c)      If to the Purchaser or Newco:

                                    DocuNet Inc.
                                    715 Matson's Ford Road
                                    Villanova, PA  19085

                           with a copy to:

                                    Pepper, Hamilton & Scheetz LLP
                                    3000 Two Logan Square
                                    18th & Arch Streets
                                    Philadelphia, PA  19103
                                    Attention:  Barry M. Abelson, Esquire

Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                  16.2. No Third Party Beneficiaries. Except as is otherwise provided herein, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

                  16.3. Schedules. All schedules attached to this Agreement are incorporated by reference into this Agreement for all purposes.

                  16.4. Expenses. The parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel. The parties acknowledge that all fees and expenses of Arthur Andersen LLP incurred in auditing the Company's financial statements in connection with the transactions contemplated hereby shall be the responsibility of Purchaser, provided that, notwithstanding the foregoing, Sellers shall be responsible to pay $10,000 of such fees and expenses.

                  16.5. Further Assurances. The Sellers, the Surviving Corporation and the Purchaser shall, at his, her or its own expense, from time to time upon the request of the other, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by the Purchaser, the Surviving Corporation or the Sellers, such other documents, certificates and instruments and take such actions as the Purchaser, the Surviving Corporation or the Sellers deem reasonably necessary to consummate more fully the transactions contemplated by this Agreement. In addition, the Sellers shall (i) provide or cause to be provided such written information with respect to themselves or the Company, (ii) execute and deliver or cause to be executed and delivered such other documents, certificates or instruments, and
(iii) take or cause
to be taken such actions, in each of the foregoing cases, as the Purchaser, the Surviving Corporation, any Underwriter or any auditor reasonably deems necessary or desirable to complete any audit of the Company's financial statements or in connection with any Purchaser Financing Transaction; provided, that none of the Sellers shall be required to execute any guaranty of any indebtedness or instrument of indebtedness obtained by the Purchaser or any of its Subsidiaries.

                  16.6. Entire Agreement; Amendment. This Agreement and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement. None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

                  16.7. Section and Paragraph Titles. The section and paragraph titles used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such section or paragraph.

                  16.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns. Neither the Company, any of the Sellers nor the Purchaser shall have the right to assign this Agreement without the prior written consent of the others, except that Purchaser or Newco may assign its rights and obligations under this Agreement prior to the Closing to any wholly-owned Subsidiary of the Purchaser or Newco; provided that the DocuNet Common Stock to be issued in payment of a portion of the purchase price shall be registered under Section 12 of the Securities Exchange Act of 1934 at the time it is issued.

                  16.9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                  16.10. Severability. Any provision of this Agreement (other than those contained in Article 8 of this Agreement, in which case, Section 8.5 of this Agreement shall govern with respect to the invalidity, unenforceability, or illegality of any such provision) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  16.11. Governing Law. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania notwithstanding the choice of law rules of Pennsylvania or any other jurisdiction.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, each of the Sellers, the Purchaser, Newco and the Company have caused this Agreement to be duly executed as of the date first written above.

                                       DOCUNET INC.

                                       By: /s/ Bruce M. Gillis
                                           -------------------------------------
                                           Bruce M. Gillis
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                       IDS ACQUISITION CORP.

                                       By: /s/ S. David Model
                                           -------------------------------------
                                           Name:
                                           Title:

                                       INTERNATIONAL DATA SERVICES OF
                                       NEW YORK, INC.

                                       By: /s/Mitchell J. Taube
                                           -------------------------------------
                                           Mitchell J. Taube
                                           President

Witness: _______________________       /s/Mitchell J. Taube
                                       -----------------------------------------
                                       Mitchell J. Taube, Individually

Witness: _______________________       /s/ Ellen Rothschild-Taube
                                       -----------------------------------------
                                       Ellen F. Rothschild-Taube, Individually

                                  Schedule 2.3

                        Officers of Surviving Corporation

IDS Acquisition Corp.

S. David Model             President

Andrew R. Bacas            Secretary

James Brown                Treasurer

                                  Schedule 2.4

                                 Capitalization

                  Mitchell Taube                              51 shares
                  Ellen Rothschild-Taube                      49 shares

                                  Schedule 2.7

                              Capitalization Table

                  See Schedule 2.4

                                  Schedule 2.9

                      Distribution of Merger Consideration

                         Aggregate Stock                                Stock
                          Purchase Price          Cash Paid At          Escrow
      Shareholder       (Paid at Closing)            Closing            Amount
      -----------       -----------------            -------            ------

Mitchell Taube               $1,093,950          See Section 2.9        $99,450
Ellen Rothschilde-           $1,051,050          See Section 2.9        $95,550
Taube

                                 Schedule 6.1(k)

                                                     __________ __, 1997

DocuNet Inc.
715 Matson's Ford Road
Villanova, PA 19085

Ladies and Gentlemen:

                  We have acted as counsel to __________________, a _____________ corporation (the "Company"), in connection with the transactions contemplated by that certain [Purchase Agreement] dated as of ______________, 1997 (the "Purchase Agreement"), among the Company, DocuNet Inc., a Pennsylvania corporation (the "Purchaser"), and _______________ ("Stockholders"). This opinion is furnished to you pursuant to Section _______ of the Purchase Agreement.

                  In connection with rendering this opinion, we have examined the Purchase Agreement and the Escrow Agreement (collectively the "Transaction Documents"). We have also examined the [Certificate] [Articles] of Incorporation and Bylaws of the Company. We have also made such examinations of laws, certificates of public officials, instruments, documents, and corporate records and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination we have assumed (i) the genuineness of all signatures on certificates and documents other than those signed by the Company and the Stockholders, (ii) the accuracy, completeness and authenticity of all records and documents submitted to us as originals, (iii) the conformity to the original of all documents submitted to us as certified, conformed or photostatic copies, and (iv) the legal capacity of all natural persons who are parties to the Transaction Documents.

                  Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

                  Our opinion is limited to the laws of the State of ____________ and the federal laws of the United States and we do not purport to express any opinion herein with respect to the laws of any other state or jurisdiction.

                  We note that the Transaction Documents contain clauses selecting Pennsylvania law as governing law. For purposes of this opinion, we have assumed, with your permission, that such clauses selected _________ law, without regard for principles of choice of law, and that such documents are being executed and delivered and will be performed in, and that the applicable property is and will be held in, the State of ________________.

                  Based on the foregoing and subject to the qualifications set forth herein, it is our opinion that:

                  16.11.1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of ______________ and has all necessary corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

                  16.11.2.The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company.

                  16.11.3.The Transaction Documents have been duly and validly executed by the Company and the Stockholders and constitute the legal, valid and binding obligations of the Company and the Stockholders, respectively, and are enforceable against them in accordance with their respective terms.

                  16.11.4.Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, violate the [Certificates][Articles] of Incorporation or Bylaws of the Company.

                  All of the opinions set forth in this letter are further subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting or relating to creditors' rights, (ii) as to any covenants not to compete, the unenforceability of, or limitation on, certain provisions when such provisions are found unreasonable in scope, (iii) the requirement that, to the extent that provisions of the Transaction Documents and any other documents delivered in connection therewith permit the parties to make certain determinations, such determinations may be subject to a requirement that they be made on a reasonable basis and in good faith, (iv) the effect of general principles of equity, equitable defenses and the discretion of the court regarding the enforcement of remedies (regardless of whether considered in a proceeding in equity or at law), and (v) the unenforceability of or limitation on the enforceability of certain provisions, including without limitation indemnification provisions, when such provisions are found to be contrary to public policy.

                  This opinion is rendered as of the date hereof and we assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

                  Our opinion, as expressed herein, is solely for the benefit of the addressees, their successors and assigns, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or be relied upon by any other person.

                                 Schedule 6.1(l)

                            Related Party Agreements

                  To be delivered at a later date.

                                 Schedule 6.2(i)

                                                     [____________] __, 1997

[NAME AND ADDRESS]

Ladies and Gentlemen:

                  We have acted as counsel to DocuNet Inc., a Pennsylvania corporation (the "Purchaser"), in connection with the transactions contemplated by that certain [Purchase Agreement] dated as of ______________, 1997 (the "Purchase Agreement"), among the Purchaser, _________, a _________ corporation (the "Seller"), and ___________________ ("Stockholders"). This opinion is furnished to you pursuant to Section _____ of the Purchase Agreement.

                  In connection with rendering this opinion, we have examined the Purchase Agreement and the Escrow Agreement (collectively the "Transaction Documents"). We have also examined the Articles of Incorporation and Bylaws of the Purchaser. We have also made such examinations of laws, certificates of public officials, instruments, documents, and corporate records and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination we have assumed (i) the genuineness of all signatures on certificates and documents other than those signed by the Purchaser, (ii) the accuracy, completeness and authenticity of all records and documents submitted to us as originals, (iii) the conformity to the original of all documents submitted to us as certified, conformed or photostatic copies, and (iv) the legal capacity of all natural persons who are parties to the Transaction Documents.

                  Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

                  Our opinion is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States and we do not purport to express any opinion herein with respect to the laws of any other state or jurisdiction.

                  Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

                  16.11.5.The Purchaser is a corporation duly organized, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania and has all necessary corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

                  16.11.6.The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Purchaser.

                  16.11.7.The Transaction Documents have been duly and validly executed by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms.

                  16.11.8.Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, violate the Articles of Incorporation or Bylaws of the Purchaser.

                  All of the opinions set forth in this letter are further subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting or relating to creditors' rights, (ii) as to any covenants not to compete, the unenforceability of, or limitation on, certain provisions when such provisions are found unreasonable in scope, (iii) the requirement that, to the extent that provisions of the Transaction Documents and any other documents delivered in connection therewith permit the parties to make certain determinations, such determinations may be subject to a requirement that they be made on a reasonable basis and in good faith, (iv) the effect of general principles of equity, equitable defenses and the discretion of the court regarding the enforcement of remedies (regardless of whether considered in a proceeding in equity or at law), and (v) the unenforceability of or limitation on the enforceability of certain provisions, including without limitation indemnification provisions, when such provisions are found to be contrary to public policy.

                  This opinion is rendered as of the date hereof and we assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

                  Our opinion, as expressed herein, is solely for the benefit of the addressees, their successors and assigns, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or be relied upon by any other person.

                                    PEPPER, HAMILTON & SCHEETZ LLP

                                    ----------------------------------
                                    A Partner

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


     This Escrow Agreement ("Agreement") dated as of this ____ day of ______, 1997, by and among Mitchell J. Taube and Ellen F. Rothschild-Taube (collectively "Seller"), DocuNet Inc., a Pennsylvania corporation ("Purchaser") and ______ (the "Escrow Agent"). The Purchaser, the Seller and the Escrow Agent are sometimes collectively referred to herein as the "Parties" and individually as a "Party."


                              W I T N E S S E T H :


     WHEREAS, pursuant to the Purchase Agreement (as hereinafter defined), it is a condition to the consummation of the transactions contemplated thereby that at the Closing, this Escrow Agreement be entered into by the Parties.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

         1. Definitions. All defined or capitalized terms used in this Agreement will have the meanings set forth in the Purchase Agreement unless such terms are defined herein or unless the context clearly indicates to the contrary.

              (a) Common Stock shall mean the common stock, $ ____ par value, of the Purchaser.

              (b) Market Price shall mean the average closing price of Common Stock during the twenty (20) day trading period immediately preceding the Price Determination Date.

              (c) Price Determination Date shall mean any date on which (i) payment of an Indemnity Amount (as hereinafter defined) is made, (ii) payment of a Covered Amount (as hereinafter defined) is made or (iii) an additional deposit of Common Stock to restore the Combined Value (as hereinafter defined) to the Threshold Value is made.

              (d) Purchase Agreement shall mean that certain Stock Purchase Agreement, Asset Purchase Agreement or Agreement and Plan of Reorganization, as the case may be, between the Seller and the Purchaser.

              (e) Purchase Price shall mean the amount payable by the Purchaser pursuant to Article 2 of the Purchase Agreement.

              (f) Share Value shall mean the lesser of (i) the Initial Public Offering Price or (ii) the Market Price.

         2. Appointment of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent as the escrow agent for the purposes set forth herein and the Escrow Agent hereby accepts such appointment on the terms herein provided. The Escrow Agent hereby acknowledges receipt from the other Parties of an executed copy of the Purchase Agreement.

         3. Deposit of Escrow Account. Pursuant to Article 2 of the Purchase Agreement, there is being deposited into an account (the "Escrow Account") maintained by the Escrow Agent either (i) a number of shares of Common Stock valued at the Initial Public Offering Price, (ii) cash or (iii) a combination of Common Stock and cash comprising part of the Purchase Price equal to $_______, (the "Threshold Value"). The Escrow Account will be held, invested, reinvested and disbursed by Escrow Agent in accordance with the terms hereof.

         4. Additional Deposits. In the event that the combined (i) value of any shares of Common Stock (valued at the Initial Public Offering Price) which may be on deposit in the Escrow Account and (ii) the amount of cash which may be on deposit in the Escrow Account ("Cash Value") (collectively, the "Combined Value") falls below the Threshold Value, due to payment from the Escrow Account pursuant to a Purchase Price adjustment pursuant to Article 2 of the Purchase Agreement, the Seller shall, within one (1) business day, deposit additional shares of Common Stock (valued at the Initial Public Offering Price) or cash, as the case may be, to the Escrow Account in an amount such that the Combined Value in the Escrow Account equals the Threshold Value.

         5. Pledge of Common Stock; Restriction on Transferability.

              (a) In the event that the Escrow Account includes shares of Common Stock, each Seller hereby pledges for the benefit of the Purchaser, and grants the Purchaser a security interest in, such deposited Common Stock. In addition, each Seller depositing Common Stock in the Escrow Account has also delivered to the Escrow Agent stock powers endorsed in blank with respect to the deposited Common Stock registered in the name of such Seller. The Escrow Agent shall hold all such deposited Common Stock, not as an agent of Seller, but rather as a pledgeholder.

              If blank stock powers with respect to any Common Stock deposited into the Escrow Account and registered to the Seller are delivered by the Escrow Agent to the Purchaser, Seller shall promptly deliver to the Escrow Agent stock powers endorsed in blank with respect to the remaining Common Stock on deposit in the Escrow Account (together with stock powers with respect thereto endorsed in blank), pledged to the Purchaser.

              (b) In the event that the Escrow Account includes shares of Common Stock, each such certificate representing Common Stock on deposit therein shall have the following legend noted conspicuously thereon:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIEN IN FAVOR OF THE ISSUER PURSUANT TO THAT CERTAIN ESCROW AGREEMENT DATED ________ ___, 1997 BY AND AMONG THE PURCHASER, CERTAIN PERSONS, AND ___________ AS ESCROW AGENT. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL RELEASED FROM SUCH RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF SUCH ESCROW AGREEMENT.

              (c) Up until any disbursement of any shares of Common Stock deposited into the Escrow Account, Seller shall be entitled to vote said shares in any meeting of shareholders, and shall be entitled to all dividends paid thereon.

         6. Purpose of the Escrow Account.

              (a) Adjustments to Purchase Price. To the extent provided in
Article 2 of the Purchase Agreement, the Parties have specified a mechanism for the final determination of the Purchase Price of the Company (the "Purchase Price Provision"). The amounts that may be payable by the Seller to the Purchaser under the Purchase Price Provision are herein called the "Covered Amounts." One purpose of the Escrow Account is, to the extent herein provided, to provide a source of funds for the payment of the Covered Amounts.

              (b) Indemnification. The Escrow Account further serves to secure the indemnification obligations of the Seller under Article 10 of the Purchase Agreement (the "Indemnification Provision"). The amounts that may be payable to the Purchaser under the Indemnification Provision are herein called the "Indemnity Amounts."

         7. Application of Escrow Account. The Escrow Account will be retained by the Escrow Agent and shall be distributed as follows:

              (a) Adjustments to Purchase Price. Upon the final determination of the Purchase Price pursuant to Article 2 of the Purchase Agreement, the Seller and the Purchaser shall give a joint written notice to the Escrow Agent indicating whether and to what extent the Escrow Account is to be disbursed to the Purchaser and on receipt of such joint instructions, the Escrow Agent shall disburse the Escrow Account in accordance with such instructions. The Seller and the Purchaser agree to cause the Escrow Account to be disbursed so as to give effect to the final determination of the Purchase Price pursuant to Article 2 of the Purchase Agreement.

              (b) Indemnification. In the event the Purchaser suffers an Indemnifiable Loss and is entitled to payment of an Indemnity Amount, the Seller and Purchaser shall give a joint written notice to the Escrow Agent directing that a combination of cash and Common Stock (valued at the Share Value) equal to the Indemnity Amount be disbursed from the Escrow Account and on receipt of such joint instructions, the Escrow Agent shall so disburse such Indemnity Amount.

         8. Investment of Escrow Account. As soon as possible after its receipt of the Escrow Account, the Escrow Agent shall invest any cash deposited in the Escrow Account (the "Cash Investment") as set forth on Exhibit "A" attached hereto, or as otherwise directed in writing from time to time by the Seller. All income earned on the Cash Investment will be owned by the Seller and shall be distributed at least once every 365 days. The Escrow Agent will not be liable or responsible for any loss resulting from any investment or reinvestment made as provided in this Agreement at the written direction of the Seller.

         9. Liability of the Escrow Agent. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Account except as provided by this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement which it reasonably believes to be in conformity with the requirements of this Agreement. The Escrow Agent agrees to use the same degree of care and skill as is customary for an escrow agent in similar circumstances. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

     In receiving the amounts deposited into the Escrow Account, the Escrow Agent acts only as a depository for the Purchaser and the Seller and assumes no responsibility except pursuant to the provisions of this Agreement. No withdrawals shall be permitted from the Escrow Account except as provided herein or as required by law or court order.

     All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities, and the rights of the Purchaser and the Seller or anyone else, with respect to the Escrow Account, are contained solely in this Agreement and in any signature card required by the Escrow Agent pertaining to the Escrow Account, and the Escrow Agent is not expected or required to be familiar with the provisions of any other agreement, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreement.

     The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel.

     Except as herein expressly provided, none of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

     The Escrow Agent is hereby authorized to comply with and obey all orders, judgments, decrees or writs entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ of any court, in whole or in part, it shall not be liable to any of the Parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

     Should any controversy arise between the Purchaser and the Seller or between the Seller, the Purchaser and any other person or entity with respect to this Agreement, or with respect to the ownership of or the right to receive any sums from the Escrow Account, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the Parties.

     The Purchaser and the Seller agree that the Escrow Agent is acting solely as an escrow agent hereunder and not as a trustee, and that the Escrow Agent has no fiduciary duties, obligations or liabilities under this Agreement.

         10. Indemnification of the Escrow Agent. The Sellers and the Purchaser will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) the Escrow Agent may sustain by reason of its service as escrow agent hereunder, except to the extent such loss, cost, damage or expense (including reasonable attorneys' fees) was incurred solely by reason of such acts or omissions for which the Escrow Agent is liable or responsible under Section 9 hereunder.

         11. Fees of Escrow Agent. All fees, if any, of the Escrow Agent for service as escrow agent hereunder shall be paid by the Purchaser.

         12. Designations. The Seller and the Purchaser may each, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder or to whom the Escrow Agent may give notices. Such designations may be changed from time to time upon notice to Escrow Agent from the respective parties. The Escrow Agent will be entitled to rely conclusively on any action taken by such persons or their respective successor designees.

         13. Resignation of the Escrow Agent. The Escrow Agent may resign as escrow agent by giving each of the Parties not less than thirty (30) days' prior written notice of the effective date of such resignation. If on or prior to the effective date of such resignation the Escrow Agent has not received joint written instructions from the parties hereto, it will thereupon deposit the Escrow Account into the registry of a court of competent jurisdiction. The Parties intend that a substitute escrow agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation, and if the Purchaser and the Seller cannot agree on a substitute escrow agent, they will use their best efforts to derive a procedure to appoint a substitute escrow agent.

         14. Notices. All notices, requests, instructions and demands which may be given by any party hereto to any other party in the course of the transactions herein contemplated will be given to each party hereto, will be in writing, will be delivered by posting in the United States mail, certified mail, return receipt requested, addressed to the respective parties as set forth below, and will be deemed given when actually received.

                  A.       If to Purchaser:

                                    DocuNet Inc.
                                    715 Matson's Ford Road
                                    Villanova, PA 19085


                           With a copy to:

                                    Pepper, Hamilton & Scheetz LLP
                                    3000 Two Logan Square
                                    18th & Arch Streets
                                    Philadelphia, PA 19103
                                    Attention: Barry M. Abelson, Esquire

                  B.       If to Seller:

                                    Mitchell J. Taube
                                    Ellen F. Rothschild-Taube
                                    5 Schuman Road
                                    Millwood, NY  10546

                           With a copy to:

                                    Sierchio & Albert, P.C.
                                    41 East 57th Street
                                    New York, NY  10022
                                    Attention: Steve Albert, Esquire

                  C.       If to the Escrow Agent:

                           With a copy to:


     Copies of any notices sent by the Escrow Agent shall be sent to all other parties hereto.

         15. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         16. Amendment and Termination. This Agreement may be amended or canceled by and upon written notice to the Escrow Agent at any time given jointly by the Purchaser and the Seller, but the duties and responsibilities of the Escrow Agent may not be increased without its consent.

         17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         19. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not part of this Agreement and will not be used in construing it.

         20. Term. The escrow established by this Agreement shall continue until the earlier of (i) the mutual agreement of the Parties or (ii) one hundred eighty (180) days following the Closing whereupon all amounts and shares of Common Stock then on deposit in the Escrow Account shall be paid and delivered to the Seller; provided, however, that in the event there is an asserted but unresolved claim ("Claim") pursuant to Article 2 or Article 10 of the Purchase Agreement on such 180th day, then any combination of cash and Common Stock (valued at the Share Value) equal, in combination, to the amount of any and all such Claims shall remain in the Escrow Account. Such cash and/or Common Stock so remaining in the Escrow Account shall remain subject to this Agreement until the final resolution of the applicable Claim(s) that required the retention of such cash and/or Common Stock; provided, however, that in all events all Common Stock held in the Escrow Account shall be distributed to the Seller within five (5) years from the Closing and, to the extent such Common Stock is distributed, Seller shall replenish the Escrow Account with cash in a like amount, valued at the Share Value.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                            DOCUNET INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            -----------------------------------
                                            Mitchell J. Taube


                                            -----------------------------------
                                            Ellen F. Rothschild-Taube


                                            [ESCROW AGENT]



                                            By:
                                                -------------------------------
                                                Name:
                                                Title: